UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14C
 AMENDMENT NO. 6

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
Check the appropriate box:

[X]            Preliminary information statement
[  ]             Confidential, for use of the Commission only (as permitted by Rule 14c-6(d) (2))
[  ]             Definitive information statement

Company Name: DISPATCH AUTO PARTS INC.

Payment of filing fee (check the appropriate box):

[X]           No fee required
[  ]            Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)            Title of each class of securities to which transaction applies:
                Common Stock, $.001 par value.
(2)            Aggregate number of securities to which transaction applies:
                100,000,000 shares of Common Stock.
(3)            Per unit price/underlying value pursuant to Exchange Act Rule 0-11:   N/A
(4)            Proposed maximum aggregate value of transaction: N/A
(5)            Total fee paid: N/A

[  ]            Fee paid previously with preliminary materials.
[  ]            Check box if any part of the fee is offset as provided by Exchange Act

Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)            Amount previously paid:
(2)            Form, schedule or registration statement no.:
(3)            Filing party:
(4)            Date filed:

 Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

DISPATCH AUTO PARTS INC.
391 Hua Yu Lane, Dong Xin Street
Xi An, Peoples’ Republic of China

May 22, 2007

Dear Shareholder:

The enclosed information statement is being furnished to shareholders of record on April 16, 2007, of Dispatch Auto Parts Inc. (“DPPT” or the “Company”), a Florida corporation, in connection with a proposal to amend the Company’s Articles of Incorporation to change the name of the corporation from Dispatch Auto Parts Inc. to "Environment Ecology Holding Company of China", which was approved by action by written consent without a meeting of a majority of all shareholders entitled to vote on the record date (the “Name Change Proposal”).

WE ARE NOT ASKING FOR A PROXY AND
SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY

Our board of directors has fully reviewed and unanimously approved the Name Change Proposal.

Holders of 14,548,820 shares of our Common Stock, representing approximately 50.75% of our shares entitled to vote on this matter have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after a definitive Information Statement has first been sent to shareholders who have not previously consented.
By Order of the Board of Directors,

/s/ Liu, Sheng Li
Liu, Sheng Li
President

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C PROMULGATED THERETO

DISPATCH AUTO PARTS INC.

Contents

Introduction	4

Item 1. Information Required by Items of Schedule 14A	4

A. No Time, Place or Date for Meeting of Shareholders	4
B. Dissenters' Rights	4
C. Voting Securities and Principal Holders Thereof	4
D. Amendment of Charter - Name Change Proposal Reasons and Benefits of the Transaction	5
E. Federal Tax Consequences	5
F. Approval required	5
G. Directors and Executive Officers	5
H. Certain Relationships And Related Transactions	6
I. Authorization or Issuance of Securities Otherwise than for Exchange	6
J. Financial and Other Information	7
K. Mergers, Consolidations, Acquisitions and Similar Matters	24

Item 2. Statements that Proxies are not Solicited	29

Item 3. Interest of Certain Persons	29

Item 4. Other and General Information	29

Item 5. Documents Incorporated By Reference	29

INTRODUCTION

This information statement is being furnished to all holders of the Common Stock of DPPT.

The Board of Directors has recommended and the majority shareholders of DPPT have adopted resolutions to effect the above-listed actions. This Information Statement is being filed with the Securities and Exchange Commission and is provided to the Company's shareholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended.

We are a corporation organized under the laws of Florida. We are a fully-reporting 1934 Act company, with our Common Stock quoted on the Over the Counter Bulletin Board (OTCBB), under the symbol "DPPT". Information about us can be found in our June 30, 2007 Annual Report filed on Form 10-KSB. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A. NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There WILL NOT be a meeting of the shareholders and none is required under applicable Florida statutes when an action has been approved by written consent by holders of a majority of the outstanding shares of our Common Stock. This Information Statement is first being mailed on or about October 28, 2007 to the holders of Common Stock as of the Record Date of April 16, 2007.

B. DISSENTERS' RIGHTS.

DPPT is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Securities and Exchange Act of 1934, as amended, and the Florida General Corporation Law. No dissenters' rights under the Florida General Corporation Law are afforded to the company's stockholders as a result of the adoption of this resolution.

C. THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

Our Board of Directors has approved the proposal to amend the corporate charter to change the name of the corporation from Dispatch Auto Parts Inc. to Environment Ecology Holding Company of China on April 10, 2007. The action was also approved by the written consent of a majority of all shareholders entitled to vote on the record date. The actual affirmative vote was 50.75% of all shares issued and outstanding.

The proposal is not effective before first, completion of this Section 14(c) compliance, and second the mailing or delivery of a definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

VOTING SECURITIES OF THE COMPANY:

As of April 16, 2007 (the "Record Date"), DPPT had 28,662,114 shares of Common Stock issued and outstanding out of 100,000,000 authorized shares of Common Stock.

Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of our stockholders. Each share of Common Stock was entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The classes of equity securities of the Company issued and outstanding are Common Stock, $.001 par value, and Preferred Stock, $.001 par value. The table on the following page sets forth, as of April 16, 2007, certain information with respect to the Common Stock and Preferred Stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the Common Stock; and (iii) all Directors, nominees and executive officers as a group. The percentage of shares beneficially owned is based on there having been 28,662,114 shares of Common Stock outstanding and 100,000 shares of Preferred Stock as of April 16, 2007.

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF APRIL 16, 2007

Title of Class	Name & Address of Beneficial Owner (1)	Amount & Nature of Beneficial Owner	% of Class (2)
Common Stock, $.001 Par Value	Liu, Sheng Li 13 Rows 3, 1 Railway Village Xincheng Dist., Shaanxi, P.R.China	8,580,000	29.93%
Common Stock, $.001 Par Value	Ding, Hong Mei 24 Flat 5 Fuli Village 3 Textile Mill, Baqiao Dist. Shaanxi, P.R.China	1,288,820	4.50%
Common Stock, $.001 Par Value	Cai, Xiao Ying 3 Gate 3, East Railway New Village, Xincheng Dist., Shaanxi, P.R.China	2,340,000	8.16%
Common Stock, $.001 Par Value	Xie, Qing 305 Gate 4, Flat 9, Suo Luo Lane Beilin Dist., Shaanxi, P.R.China	2,340,000	8.16%
Common Stock, $.001 Par Value	All directors and executive officers as a group (five persons)	9,868,820	34.43%

Preferred Stock, $.001 Par Value	Liu, Sheng Li 13 Rows 3, 1 Railway Village Xincheng Dist., Shaanxi, P.R.China	100,000	100.00%
Preferred Stock, $.001 Par Value	All directors and executive officers as a group (five persons)	100,000	100.00%

(1) Unless stated otherwise, the business address for each person named is c/o Dispatch Auto Parts Inc.

(2) Calculated pursuant to Rule 13d-3(d) (1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by a person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. We believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by them (subject to community property laws where applicable) and except where otherwise noted.

D. AMENDMENT OF CHARTER - NAME CHANGE PROPOSAL.

The proposal to amend the corporate charter to change the name of the corporation to "Environment Ecology Holding Company of China" was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors on April 10, 2007. A file stamped copy of the Articles of Amendment of the Company’s Articles of Incorporation, which effected the name change, is enclosed herewith as an exhibit to this information statement.

REASONS FOR AMENDMENT. We believe that the new name will provide a more accurate description of our current operations and to be consistent with our marketing efforts in the valve production industry.

E. FEDERAL TAX CONSEQUENCES.

There are no tax consequences to the Name Change Proposal.

F. APPROVAL REQUIRED

Pursuant to Florida General Corporation Law, the approval of a majority of the outstanding stock entitled to vote is necessary to approve the proposed amendment. As discussed above, the holders of the majority of our Common Stock have consented to this amendment.

G. DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information concerning the current Directors, nominees and executive officers of the Company, the principal positions with the Company held by such persons and the date such persons became a Director, nominee or executive officer. The Directors serve one year terms or until their successors are elected. The Company has not had standing audit, nominating or compensation committees or committees performing similar functions for the Board of Directors. During the fiscal year ended June 30, 2006, the Board of Directors held no formal meetings while Mr. Daniel Slocum, Mr. Anthony Collura and Mr. Wayne Barney were the directors.

Name	Age	Position	Date to Start

Liu, Sheng Li	39	President and Chairman of BOD	December 5, 2006
Ma, Shun Cheng	44	Chief Financial Officer and Director	December 5, 2006
Ding, Hong Mei	35	Director	January 15, 2007
Lu, Wei Sheng	33	Director	January 15, 2007
Tian, Wei	34	Director	December 5, 2006

Liu, Sheng Li— President and Chairman of the Board of Directors

Mr. Liu   is appointed as Chairman of the Board of Directors of the Company. Mr. Liu was born in 1968. He has more than 10 years experience in business management. Mr. Li is one of the founders of Shaanxi Li Bao Ecological Technology Holding Co. ("Li Bao Ecological"), a company related to Lv Bao. Prior to the foundation of Li Bao Ecological in 2002, Mr. Liu served as manager of the Xi An Railroad Bureau. In 1998, Mr. Liu founded Shaanxi Heng Da Real Estate Co. Ltd. ("Heng Da") where he was engaged in various aspects of the real estate business and served as Chairman and General Manager. In 2002, Mr. Liu was in charge of the reorganization of the Zhongshanmen Printing Factory in Xi An, where he facilitates an acquisition of assets of approximately $1,250,000.

Ma, Shun Cheng— Chief Financial Officer and Director

Mr. Ma   is appointed as President of the Company. He is also a nominee for Director of the Board. Mr. Ma was born in 1963. He has more than 20 years experience in business management. Mr. Ma is one of the founders of Li Bao Ecological. Prior to the foundation of Li Bao Ecological in 2002, Mr. Ma founded Shaanxi Hong Bao Virescene Engineering Ltd. ("Hong Bao") in 1998, and served as Vice President of Hong Bao, where he was engaged in various engineering projects.

Ms. Ding, Hong Mei— Director

Ms. Ding   is nominated as a Director of the Board. Ms. Ding is 35 years old. She graduated from Shaan Xi Financial & Economic College with a degree in business administration. From the year 2000 to the present, Ms. Ding has been employed with the Shaan Xi Heng Li Da Group ("Heng Li Da Group"). She began her career with the Heng Li Da Group as a manager of Heng Li Da Business Services Ltd., one of the subsidiaries of the Heng Li Da Group engaged in office rental services. Ms. Ding is skilled in communication and customer service. While Ms. Ding served in her capacity as manager, the vacancy rate of the rental office was approximately 2%. Ms. Ding is currently in charge of public relations for the company. As a result of Ms. Ding's outstanding performance at Heng Li Da Business Services Ltd., she was appointed as the assistant to the Chairman of Heng Li Da Group and participated in the incorporation of Shan Xi Lv Bao Environmental Eco Industry Management Ltd. ("Lv Bao"). Lv Bao entered a Plan of Exchange with Registrant on November 8, 2006, which was reported on Form 8-k on November 8, 2006. Ms. Ding currently serves as the Chairman of Lv Bao.

Mr. Lu, Wei Sheng— Director

Mr. Lu is nominated as a Director of the Board. Mr. Lu is 33 years old. He graduated from Xi An Highway Construction College with a degree in logistics. Mr. Lu has over 10 years working experience in the auto parts industry. He started his own business in 1998 where he was engaged in retail sales of auto parts, and auto maintenance and shipping. In 2002, Mr. Lu founded Shaan Xi Yong Feng Hang Auto Sales Co. Ltd. where he focused on marketing and refined his marketing skills. As a result of Mr. Lu's leadership, Shaan Xi Yong Hang Auto Sales Co. Ltd. is currently a profitable and viable enterprise.

Tian, Wei— Director
Mr. Tian   is appointed as Chief Financial Officer of the Company. He is also a nominee for Director of the Board. Mr. Tian was born in 1973. He has experience in the accounting and banking industries. From 1991 to 2002, Mr. Tian worked in the Chinese State Commercial Bank, Xi An Branch. He began his employment at Li Bao Ecological in 2002. In addition, Mr. Tian works as a coordinator and assistant to the General Manager of Li Bao Ecological.

There is no family relationship existing amongst the officers and directors of DPPT. None of DPPT's directors hold any other directorship or are nominated or chosen to become directors in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, 15 U.S.C. 80a-1, et seq., as amended.

The Company is not aware of any legal proceedings in which any Director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such Director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The Company does not have a separately designated standing audit committee. Pursuant to Section 3(a)(58)(B) of the Exchange Act, the entire Board of Directors acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, and audits of the financial statements of the Company. The Commission recently adopted new regulations relating to audit committee composition and functions, including disclosure requirements relating to the presence of an "audit committee financial expert" serving on its audit committee. In connection with these new requirements, the Company's Board of Directors examined the Commission's definition of "audit committee financial expert" and concluded that the Company does not currently have a person that qualifies as such an expert. The Company has had minimal operations for the past two (2) years. Presently, there are only five (5) directors serving on the Company's Board, and the Company is not in a position at this time to attract, retain and compensate additional directors in order to acquire a director who qualifies as an "audit committee financial expert", but the Company intends to retain an additional director who will qualify as such an expert, as soon as reasonably practicable. While neither of our current directors meets the qualifications of an "audit committee financial expert", each of the Company's directors, by virtue of his past employment experience, has considerable knowledge of financial statements, finance, and accounting, and has significant employment experience involving financial oversight responsibilities. Accordingly, the Company believes that its current directors capably fulfill the duties and responsibilities of an audit committee in the absence of such an expert.

The Company does not have a nominating and compensation committees of the Board of Directors, or committees performing similar functions.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, all executive officers, directors, and each person who is the beneficial owner of more than 10% of the common stock of a company that files reports pursuant to Section 12 of the Exchange Act, are required to report the ownership of such common stock, options, and stock appreciation rights (other than certain cash-only rights) and any changes in that ownership with the Commission. Specific due dates for these reports have been established, and the Company is required to report, in this Schedule 14C, any failure to comply therewith during the fiscal year ended June 30, 2007. The Company believes that all of these filing requirements were satisfied by its executive officers, directors and by the beneficial owners of more than 10% of the Company’s common stock. In making this statement, the Company has relied solely on copies of any reporting forms received by it, and upon any written representations received from reporting persons that no Form 5 (Annual Statement of Changes in Beneficial Ownership) was required to be filed under applicable rules of the Commission.

H. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 8, 2006, the Company and predecessor of the Company, executed a Plan of Exchange (the "Agreement"), between and among the Company, Shan Xi Lv Bao Environmental Eco Industry Management Ltd., a corporation organized and existing under the laws of the Peoples' Republic of China ("Lv Bao"), the shareholders of Lv Bao (the "Lv Bao Shareholders") and the Majority Shareholder of the Company (the "Majority Shareholder").

Pursuant to the Agreement, on February 6, 2007, the Majority Shareholder of the Company and a related shareholder returned 844,500 shares of the Company's common stock to the treasury of the Company in exchange for total payments of $530,000 in cash and the Company issued to the Lv Bao Shareholders an amount equal to 26,000,000 new investment shares of Common Stock and 100,000 new shares of Preferred Stock of the Company pursuant to Regulation S under the Securities Act of 1933, as amended, in exchange for all of the shares of registered capital of Lv Bao. Upon completion of the exchange, Lv Bao became a wholly-owned subsidiary of the Company.

In addition, on February 14, 2007, pursuant to a Purchase Agreement, the Majority Shareholder of the Company tendered a cash purchase price of $10 and assumed certain liabilities in exchange for all outstanding shares of Dispatch Auto Parts II, Inc. ("Dispatch II"), a Florida subsidiary held by the Company. As a result of the transactions consummated at the closing, the purchase and issuance gave the Majority Shareholder a 'controlling interest' in Dispatch II, and Dispatch II was no longer a wholly-owned subsidiary of the Registrant.

I. AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

Common Stock

The Company currently has 100,000,000 authorized shares of Common Stock, par value $.001.   The holders of shares of Common Stock have one vote per share. Except as otherwise provided herein or as otherwise provided by applicable law, all shares of Common Stock shall have identical rights and privileges in every respect. None of the shares have preemptive or cumulative voting rights, have any rights of redemption or are liable for assessments or further calls. The holders of Common Stock are entitled to dividends, in cash, stock or otherwise, when and as declared by the Board of Directors from funds legally available, and upon liquidation of the Company to share pro rata in any distribution to shareholders.

Preferred Stock

 The Company currently has 100,000 authorized shares of Preferred Stock, par value $.001. The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each series, and to fix the designation, and powers, including voting rights, if any, preferences, and rights of the shares of each series, and any qualifications, limitations, or restrictions thereof.

(1)	Conversion into Common Stock.

(a)
Right to Convert. Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after one year from the date of issuance (the “Conversion Date”) into fifty (50) shares of fully paid and non-assessable shares of Common Stock (the “Conversion Ration”).

(b)
Mechanics of Conversion. Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Convertible Preferred Stock to be converted, duly endorsed or the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. The Corporation shall, as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted.

(c)	Adjustment to Conversion Ratio.

(i)
Merger or Reorganization. In case of any consolidation or merger of the Corporation as a result of which holder of Common Stock become entitled to receive other stock or securities or property, or in case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Convertible Preferred Stock at least thirty (30) days prior to the consummation of such event a notice thereof, and each such holder shall have the option to either (i) convert such holder’s shares of Convertible Preferred Stock into shares of Common Stock pursuant to this Section 3 and thereafter receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Convertible Preferred Stock would have been entitled upon such consolidation, merger or conveyance, or (ii) exercise such holder’s rights pursuant to Section 4 (a). Unless otherwise set forth by the Board of Directors, the Conversion Ratio shall not be affected by a stock dividend or subdivision (stock split) on the Common Stock of the corporation, or a stock combination (reverse stock split) or stock consolidation by reclassification of the Common Stock. However, once the Convertible Preferred Stock has been converted to Common Stock, it shall be subject to all corporate actions that affect or modify the common stock.

(d)
No Impairment. The Corporation will not, by amendment of its Articles of Incorporation, this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

(e)
Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of the Convertible Preferred Stock pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Ratio for the Convertible Preferred Stock at the time in effect and (iii) the number of share of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Convertible Preferred Stock.

(f)
Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarter) or other distribution, the Corporation shall mail to each holder of Convertible Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(g)
Common Stock Reserve. The corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Convertible Preferred Stock.

(2)
Voting Rights. Except as otherwise required by law, the holders of Convertible Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as follows: (i) the holders of each series of Preferred Stock shall have one vote for each full share of Common Stock into which a share of such series would be convertible on the record date for the vote, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited; and (ii) the holders of Common Stock shall have one vote per share of Common Stock held as of such date.

(3)
Reissuance. No share or shares of Convertible Preferred Stock acquired by the Corporation by reason of conversion, all such shares thereafter shall be returned to be the status of unissued shares of Convertible Preferred Stock of the Corporation.

Dividend Policy

The Company does not anticipate paying any cash dividends on its common stock in the foreseeable future because it intends to retain its earnings to finance the expansion of its business. Thereafter, declaration of dividends will be determined by the Board of Directors in light of conditions then existing, including without limitation the Company's financial condition, capital requirements and business condition.
Issuance of Common Stock and Preferred Stock for acquisition

Pursuant to the Agreement, dated November 8, 2006, on February 6, 2007, the Majority Shareholder of the Company and a related shareholder returned 844,500 shares of the Company's common stock to the treasury of the Company in exchange for total payments of $530,000 in cash and the Company issued to the Lv Bao Shareholders an amount equal to 26,000,000 new investment shares of Common Stock and 100,000 new shares of Preferred Stock of the Company pursuant to Regulation S under the Securities Act of 1933, as amended, in exchange for all of the shares of registered capital of Lv Bao. Upon completion of the exchange, Lv Bao became a wholly-owned subsidiary of the Company.

J. FINANCIAL AND OTHER INFORMATION

ENVIRONMENT ECOLOGY HOLDING COMPANY OF CHINA
(FORMERLY DISPATCH AUTO PARTS, INC.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Environment Ecology Holding Company of China
(Formerly Dispatch Auto Parts, Inc.)

We have audited the accompanying consolidated balance sheets of Environment Ecology Holding Company of China (formerly Dispatch Auto Parts, Inc.) and its subsidiaries (“the Company”) as of June 30, 2008 and 2007 and the related consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity for the years ended June 30, 2008 and 2007. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2008 and 2007 and the results of operations and cash flows for the years ended June 30, 2008 and 2007 and in conformity with accounting principles generally accepted in the United States of America.

/s/ Zhong Yi (Hong Kong) C.P.A. Company Limited

Zhong Yi (Hong Kong) C.P.A. Company Limited
Certified Public Accountants

Hong Kong, China
October 8, 2008

ENVIRONMENT ECOLOGY HOLDING COMPANY OF CHINA
(FORMERLY DISPATCH AUTO PARTS, INC.)
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of June 30,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$6,420,881	$2,775,361
Billed accounts receivable, net	1,533,342	103,953
Unbilled accounts receivable	1,568,800	98,804
Amount due from stockholders	-	39,080
Other receivables and prepayments	41,667	2,100
Total current assets	9,564,690	3,019,298

Property, plant and equipment, net	442,322	470,960
Intangible asset, net	162,985	-
TOTAL ASSETS	$10,169,997	$3,490,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$-	$393,455
Deferred tax liabilities	810,684	-
Income tax payable	132,827	201,545
Amount due to a stockholder	34,836	-
Other payables and accrued liabilities	651,968	79,724
Total current liabilities	1,630,315	674,724

Long-term liability:
Convertible debenture	1,186,737	-

Total liabilities	2,817,052	674,724

MINORITY INTEREST	360,081	141,044

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized; 100,000 shares issued and outstanding	100	100
Common stock, $0.001 par value; 100,000,000 shares authorized; 33,162,114 and 28,662,114 shares issued and outstanding as of June 30, 2008 and 2007	33,162	28,662
Additional paid-in capital	2,736,549	1,151,049
Deferred compensation	-	(236,250)
Accumulated other comprehensive income	630,329	168,372
Statutory reserve	278,606	155,661
Retained earnings	3,314,118	1,406,896

Total stockholders’ equity	6,992,864	2,674,490

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,169,997	$3,490,258

See accompanying notes to consolidated financial statements.

ENVIRONMENT ECOLOGY HOLDING COMPANY OF CHINA
(FORMERLY DISPATCH AUTO PARTS, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Years ended June 30,
	2008	2007
Revenues, net
Projects	$16,277,568	$3,979,748
Products	1,330,179	-
Total revenues, net	17,607,747	3,979,748

Cost of revenue
Projects	11,141,400	2,559,754
Products	1,286,272	-
Total cost of revenue	12,427,672	2,559,754

Gross profit	5,180,075	1,419,994

Operating expenses:
Stock-based compensation to service providers	1,001,250	273,750
General and administrative	524,979	257,443
(Recovery of) allowance for doubtful accounts	(109,353)	101,247
Research and development	498,604	-
Total operating expenses	1,915,480	632,440

Income from operations	3,264,595	787,554

Other income:
Recovery of uncollectible accounts receivable	158,436	-
Interest income	1,539	155

Income from operations	3,424,570	787,709

Income tax expense	(1,189,005)	(430,450)
Income before minority interest	2,235,565	357,259

Minority interest	(205,398)	(43,573)

NET INCOME	$2,030,167	$313,686

Other comprehensive income:
- Foreign currency translation gain	461,957	128,797

COMPREHENSIVE INCOME	$2,492,124	$442,483

Net income per share:
Basic	$0.07	$0.01
Diluted	$0.07	$0.01

Weighted average number of shares outstanding:
Basic	30,335,725	26,896,548
Diluted	30,474,614	26,896,548

See accompanying notes to consolidated financial statements.

ENVIRONMENT ECOLOGY HOLDING COMPANY OF CHINA
(FORMERLY DISPATCH AUTO PARTS, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”))

	Years ended June 30,
	2008	2007
Cash flows from operating activities:
Net income	$2,030,167	$313,686
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interest	205,398	43,573
Depreciation and amortization	97,752	99,521
(Reversal of) allowance for doubtful accounts	(109,353)	101,247
Rent expense, non-cash	-	24,526
Stock-based compensation to service providers	1,001,250	273,750
Deferred income tax expenses	768,578	-
Changes in operating assets and liabilities:
Billed accounts receivable	(1,234,994)	279,151
Unbilled accounts receivable	(1,383,380)	(96,232)
Other receivables and prepayments	(39,567)	(2,100)
Accounts payable	(413,891)	383,213
Receipt in advance	68,533	(111,996)
Income tax payable	(86,088)	123,168
Other payables and accrued liabilities	469,867	36,804

Net cash provided by operating activities	1,374,272	1,468,311

Cash flows from investing activities:
Purchase of technical know-how	(165,557)	-
Purchase of property, plant and equipment	(10,641)	(140,512)
Net cash used in investing activities	(176,198)	(140,512)

Cash flows from financing activities:
Proceeds from issuance of convertible debenture (net of expenses)	2,011,737	-
Advances from stockholders	63,306	161,445
Net cash provided by financing activities	2,075,043	161,445

Effect of exchange rate changes on cash and cash equivalents	372,403	99,196
NET INCREASE IN CASH AND CASH EQUIVALENTS	3,645,520	1,588,440

CA CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,775,361	1,186,921

CASH AND CASH EQUIVALENTS, END OF YEAR	$6,420,881	2,775,361

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest expenses	$-	$-
Cash paid for income taxes	$898,484	$307,282

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
Shares issued for financing cost	$825,000	$-

See accompanying notes to consolidated financial statements.

ENVIRONMENT ECOLOGY HOLDING COMPANY OF CHINA
(FORMERLY DISPATCH AUTO PARTS, INC.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Series “A” Preferred Stock		Common stock		Additional paid-in capital	Deferred compensation	Accumulated other comprehensive income	Statutory reserve	Retained earnings	Total stockholders’ equity
	No. of shares	Amount	No. of shares	Amount

Balance as of July 1, 2006	100,000	$100	26,000,000	$26,000	$619,185	$-	$39,575	$100,167	$1,148,704	$1,933,731

Retirement of common stock to treasury	-	-	(845,000)	(845)	845	-	-	-	-	-

Shares issued to complete reverse acquisition	-	-	2,507,114	2,507	(2,507)	-	-	-	-	-

Shares issued for services, non-cash	-	-	1,000,000	1,000	509,000	(236,250)	-	-	-	273,750

Rent expense for office maintained by shareholder, non-cash	-	-	-	-	24,526	-	-	-	-	24,526

Net income for the year	-	-	-	-	-	-	-	-	313,686	313,686

Appropriation to statutory reserves	-	-	-	-	-	-	-	55,494	(55,494)	-

Foreign currency translation adjustment	-	-	-	-	-	-	128,797	-	-	128,797
Balance as of June 30, 2007	100,000	$100	28,662,114	$28,662	$1,151,049	$(236,250)	$168,372	$155,661	$1,406,896	$2,674,490

Recognition of stock-based compensation expenses	-	-	-	-	-	236,250	-	-	-	236,250

Cashless exercise of common stock options	-	-	2,000,000	2,000	763,000	-	-	-	-	765,000

Shares issued for services, non-cash	-	-	2,500,000	2,500	822,500	-	-	-	-	825,000

Net income for the year	-	-	-	-	-	-	-	-	2,030,167	2,030,167

Appropriation to statutory reserves	-	-	-	-	-	-	-	122,945	(122,945)	-

Foreign currency translation adjustment	-	-	-	-	-	-	461,957	-	-	461,957
Balance as of June 30, 2008	100,000	$100	33,162,114	$33,162	$2,736,549	$-	$630,329	$278,606	$3,314,118	$6,992,864

See accompanying notes to consolidated financial statements.

ENVIRONMENT ECOLOGY HOLDING COMPANY OF CHINA
(FORMERLY DISPATCH AUTO PARTS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”))

1.         ORGANIZATION AND BUSINESS BACKGROUND

Environment Ecology Holding Company of China (the “Company”) was incorporated under the laws of the State of Florida on September 14, 1989 as “First New York Investments, Inc.” On November 25, 1996, the Company changed its name to “Computer Access International, Inc.” On March 31, 2005, the Company changed its name to “Dispatch Auto Parts, Inc.” On November 2, 2007, the Company further changed its name to “Environment Ecology Holding Company of China.”

The Company, through its subsidiaries, mainly engages in the provision of landscape engineering service in the PRC.

On November 8, 2006, the Company entered a stock exchange transaction with Shaanxi Lv Bao Environmental Eco Industry Management Ltd. (“Lv Bao”) and the transaction was effectively completed on February 6, 2007. Lv Bao was registered as a limited liability company in the People’s Republic of China (the “PRC”) on August 11, 2006 with its principal place of business in Xian City, Shaanxi Province, the PRC. Its registered capital is Renminbi Yuan (“RMB”) 5,000,000 (equivalent to $628,773). Its principal activity was investment holding in Shaanxi Li Bao Sheng Tai Ke Ji Gu Fen You Xian Gong Si (“Li Bao”). Upon completion of the plan of exchange, Lv Bao became a wholly-owned subsidiary of the Company.

On August 30, 2006, the owners of Lv Bao entered into an exchange agreement with the owners of Li Bao. This exchange transaction involved that Li Bao’ s equity owners transferred the aggregate equity interest of 93.57% of the registered capital of Li Bao ( equivalent to RMB65,500,000) to Lv Bao . The transaction was an exchange of shares and no cash or other assets were exchanged in the transaction was taken place. Following the completion of the equity transfer, Li Bao became an operating subsidiary of Lv Bao with 93.57% controlling interest.

The above two consecutive transactions have been accounted for as a reverse acquisition and recapitalization of the Company, through a wholly-owned subsidiary, Lv Bao, whereby Li Bao is deemed to be the ultimate accounting acquirer (legal acquiree) and the Company to be the ultimate accounting acquiree (legal acquirer). The accompanying consolidated financial statements are in substance those of Li Bao, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of stock exchange transaction. The Company is deemed to be a continuation of the business of Li Bao, through its immediate holding company, Lv Bao.

In September 2007, Li Bao acquired the technical know-how on the Walnut Plantation Technology from an independent party, the Research Center in the PRC. Starting from January 1, 2008, the Company has commenced in the operation in Walnut plantation.

EVEH, Lv Bao and Li Bao are hereinafter referred to as (the “Company”).

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

●	Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amount of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

●	Basis of consolidation

The consolidated financial statements include the financial statements of EVEH and its subsidiaries.

All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable. The Company assesses collectibility based upon our clients’ financial condition and prior payment history, as well as our performance under the contract. The Company recognizes these revenues in the period that the service is provided.

(a)         Contract revenue

The Company applies the percentage-of-completion method under SOP 81-1 “Accounting for Performance of Construction-Type and Production-Type Contracts”, to recognize revenues for landscape design and engineering projects that require significant modification or customization subject to the customers. The Company records a provision in those instances in which the Company believe a contract will probably generate a net loss and the Company can reasonably estimate this loss. If the Company cannot reasonably estimate the loss, the Company limits the amount of revenue that the Company recognizes to the costs the Company has incurred, until the Company can estimate the total loss. Advance payments from customers and amounts billed to clients in excess of revenue recognized are recorded as receipt in advance.

(b)	Sale of products

The Company derives revenues from the sales and production of walnut products. The Company recognizes its revenues net of value added taxes (“VAT”). The Company is subject to VAT at the rate of 6% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales while input VAT is not allowed for deduction from the invoiced value of purchases.

(c)	Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●	Cost of revenue

Cost of revenue primarily includes purchase of raw materials for landscape design and engineering projects, manufacturing cost of walnut products, sub-contracting charges and direct overhead.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Billed and unbilled accounts receivable and allowance for doubtful accounts

The Company generally bills its customers under its long term contracts pursuant to billing schedules contained in the contracts or, upon completion of agreed milestones or deliveries, with each milestone or delivery typically having a value specified in the contract. An allowance, for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. As of June 30, 2008 and 2007, an allowance for doubtful accounts was $0 and $103,953.

Unbilled accounts receivable comprise principally amounts of revenue recognized on contracts for which invoices have not been issued. It is expected that all unbilled accounts receivable balances will be billed in the next twelve months.

●	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Leasehold improvement	10 years	5%
Plant and machinery	10 years	5%
Motor vehicles	10 years	5%
Office equipment	5 years	5%

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Intangible asset

Intangible asset refers to the purchased technical know-how in the Walnut plantation technology acquired from the Research Center in the PRC, an independent third party at its historical cost. Purchased technical know-how includes secret formulas, manufacturing processes, technical and procedural manuals. Amortization is calculated on the straight-line basis over the expected useful life of 10 years.

●	Valuation of long-lived assets

Long-lived assets primarily include property, plant and equipment and intangible asset. In accordance with Statement of Financial Accounting Standard ("SFAS") SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value based on a discounted cash flow analysis. Determining the fair value of long-lived assets includes significant judgment by management, and different judgments could yield different results. There has been no impairment as of June 30, 2008 or 2007.

●	Advertising expenses

The Company expenses advertising costs as incurred in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 93-7, “Reporting for Advertising Costs”. No advertising expenses during the years ended June 30, 2008 and 2007, respectively.

●	Research and development

Research and development costs are expensed as incurred in the development of new processes including significant improvements and refinements of existing products. Such costs mainly relate to labor and material cost. The Company incurred $498,604 and $0 of such costs for the years ended June 30, 2008 and 2007.

●	Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during the year from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statement of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the consolidated statement of operations and comprehensive income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

The Company also adopts Financial Accounting Standards Board ("FASB") Interpretation No. (FIN) 48, "Accounting for Uncertainty in Income Taxes" and FSP FIN 48-1, which amended certain provisions of FIN 48. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. This interpretation also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

In connection with the adoption of FIN 48, the Company analyzed the filing positions in all of the federal, state and foreign jurisdictions where the Company and its subsidiaries are required to file income tax returns, as well as all open tax years in these jurisdictions. The Company adopted the policy of recognizing interest and penalties, if any, related to unrecognized tax positions as income tax expense. The Company did not have any unrecognized tax positions or benefits and there was no effect on the financial condition or results of operations for the years ended June 30, 2008.

The Company conducts major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local and foreign tax authority.

●	Net income per share

The Company calculates net income per share in accordance with SFAS No. 128, “Earnings per Share”. Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the year. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is the United States dollars ("US$"). The Company's subsidiaries in the PRC maintain their books and records in its local currency, Renminbi Yuan ("RMB"), which is functional currency as being the primary currency of the economic environment in which these entities operate.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with SFAS No. 52, “Foreign Currency Translation”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective year:

	2008	2007

Year-end RMB:US$ exchange rate	6.872	7.621
Average yearly RMB:US$ exchange rate	7.248	7.851

●	Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the consolidated statements of income and comprehensive income as and when the related employee service is provided.

●	Stock-based compensation

The Company adopts SFAS No. 123(R), “Share-Based Payment” using the fair value method. Under SFAS No. 123(R), the stock-based compensation is measured using the Black-Scholes Option-Pricing model on the date of grant. The fair value of stock-based compensation that is expected to vest is recognized using the straight-line method over the requisite service period.

The Company also applies Emerging Issues Task Force No. 96-18 “Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in conjunction with selling, goods or services” (“EIFT 96-18”), with respect to options and warrants issued to non-employees.

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. Commencing from January 1, 2008, the Company operates two reportable segments: Landscape Business and Plantation Business.

●	Fair value of financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily include cash and cash equivalents, billed and unbilled accounts receivable, amount due from (to) stockholders, other receivables and prepayments, accounts payable, income tax payable and other payables and accrued liabilities.

As of the balance sheet date, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

●	Recently issued accounting standards

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement where the FASB has previously determined that under those pronouncements fair value is the appropriate measurement. This statement does not require any new fair value measurements but may require companies to change current practice. This statement is effective for those fiscal years beginning after November 15, 2007 and to the interim periods within those fiscal years. The Company believes that SFAS No. 157 should not have a material impact on the consolidated financial position or results of operations

In September 2006, the FASB issued SFAS No. 158, ‘‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)’’ ("SFAS No. 158"). This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The Company does not believe that this new pronouncement will have a material impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company believes that SFAS 159 should not have a material impact on the consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Company engages in will be recorded and disclosed following existing GAAP until January 1, 2009. The Company believes that SFAS 141R should not have a material impact on the consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements--An Amendment of ARB No. 51, or SFAS No. 160" ("SFAS No. 160"). SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes that SFAS No. 160 should not have a material impact on the consolidated financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In May, 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles," ("SFAS No. 162"). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). SFAS No. 162 will be effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board's amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles." The FASB has stated that it does not expect SFAS No. 162 will result in a change in current practice. The application of SFAS No. 162 will have no effect on the Company's financial position, results of operations or cash flows.

Also in May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts--an interpretation of FASB Statement No. 60" ("SFAS No. 163"). SFAS No. 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS No. 163 on its financial statements but does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

In May 2008, the FASB issued FSP APB 14-1, "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). FSP APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years after December 15, 2008, and must be applied on a retrospective basis. Early adoption is not permitted. The Company is assessing the potential impact of this FSP on the convertible debt issuances.

In June 2008, the FASB issued FASB Staff Position ("FSP") EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, Earnings per Share. Under the guidance of FSP EITF 03-6-1, unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings-per-share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and all prior-period earnings per share data presented shall be adjusted retrospectively. Early application is not permitted. The Company is assessing the potential impact of this FSP on the earnings per share calculation.

In June 2008, the FASB ratified EITF No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock" ("EITF 07-5"). EITF 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early application is not permitted. The Company is assessing the potential impact of this EITF 07-5 on the financial condition and results of operations.

3.         BILLED AND UNBILLED ACCOUNTS RECEIVABLE

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required.

	As of June 30,
	2008	2007

Billed accounts receivable	$1,533,342	$207,906
Unbilled accounts receivable	1,568,800	98,804
Less: allowance for doubtful accounts	-	(103,953)
Billed and unbilled accounts receivable, net	$3,102,142	$202,757

During the year ended June 31, 2008, the Company has made a recovery from the allowance for doubtful accounts of $109,353, relating to approximately $207,906 (equivalent to RMB1,585,237) which was aged over 1 year, included in the balance as of June 30, 2007 and subsequently collected from a customer in July 2007.

All unbilled accounts receivable balances are expected to be billed in the next quarter.

4.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of June 30,
	2008	2007

Leasehold improvement	$175,577	$157,348
Plant and machinery	461,596	442,713
Motor vehicles	198,988	188,670
Office equipment	42,493	40,467
Foreign translation adjustment	95,046	38,232
	973,700	867,430
Less: accumulated depreciation	(483,185)	(379,780)
Less: foreign translation adjustment	(48,193)	(16,690)
Property, plant and equipment, net	$442,322	$470,960

Depreciation expense for the years ended June 30, 2008 and 2007 were $86,715 and $99,521, respectively.

5.         INTANGIBLE ASSET, NET

Intangible asset, net, consisted of the following:

	As of June 30,
	2008	2007

Technical know-how	$165,557	$-
Foreign translation adjustment	9,070	-
	174,627	-
Less: accumulated amortization	(11,037)	-
Less: foreign translation adjustment	(605)	-
Intangible asset, net	$162,985	$-

In September 2007, the Company purchased the Walnut plantation technology know-how from an independent party, the Research Center in the PRC. This technical know-how is stated at the historical cost of $165,557 (approximately RMB1,200,000) with an estimated useful life of 10 years.

Amortization expense for the years ended June 30, 2008 and 2007 were $11,037 and $0, respectively.

For the year ended June 30, 2008, the Company tested for impairment in accordance with the SFAS No. 142 and no impairment charge was required.

6.         AMOUNT DUE TO A STOCKHOLDER

The amount due to a stockholder, Mr. Liu, Sheng Li represented unsecured advances which was interest-free and repayable in next twelve months. The imputed interest on the amount due to a stockholder was not significant.

7.         OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following:

	As of June 30,
	2008	2007

Government levy payable	$64,257	$29,257
Receipt in advance	72,288	-
Accrued payments to vendors and contract related accruals	437,011	13,863
Welfare payable	23,173	3,604
Accrued expenses	55,239	33,000
	$651,968	$79,724

The accrued payments to vendors and contract related accruals are primarily the accruals for the uncompleted contracts as of June 30, 2008. These accruals are expected to be paid in the next quarter.

8.         CONVERTIBLE DEBENTURE

On June 30, 2008, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Trafalgar Capital Specialized Investment Fund (the “Holder”) to issue an aggregate principal amount of $6,000,000 of secured convertible redeemable debenture. Under the terms of the Agreement, the Company shall receive two installments of which, (i) $2,500,000 is funded at the date of the Agreement (the “First Closing”) and (ii) $3,500,000 is funded at the discretion of the Holder following the request of the Company (the “Second Closing”).

On June 30, 2008, the Company received $1,970,070, net of expenses and deductions of [prepaid interests], from the Holder (the “Debenture”) under the First Closing. The Debenture bears interest at a rate of 10% per annum, payable monthly in cash. In the event of default, as defined in the First Closing, interest shall be increased to a rate of 18% per annum and payable in either cash or shares, at the option of the Holder. The Company also issued 2,500,000 shares of common stock at a market price of $0.33 to the Holder as financing costs in relation to the issuance of the Debenture.

The Company is required to repay the Debenture in 24 equal installments plus 10% redemption premium of the principal, payable monthly beginning on the one month anniversary following the date of the First Closing.

The Debenture is secured by all of the tangible and intangible assets and property of the Company and its subsidiaries. In addition, the Company issued 50,000,000 shares of common stock held in escrow as collateral in the event of default.

The Holder of the Debenture also maintains the option to convert all or any part of the principal amount of the Debenture, plus accrued interest, into shares of common stock of the Company at a price per share equal to: the lesser of (a) an amount equal to 125% of the Volume Weighted Average Price (“VWAP”) as quoted by Bloomberg L.P. on June 30, 2008 or (b) an amount equal to 85% of the lowest daily closing VWAP as quoted by Bloomberg L.P. during the five trading days immediately preceding the Conversion Date. The Holder shall not convert more than $25,000 principal amount of the Debenture in any week. During any week in which the Company’s common stock trades at a price per share in excess of $0.30, the Holder shall be permitted to convert up to $100,000 principal amount of the Debenture.

Pursuant to the Registration Rights Agreement executed in connection with the First Closing, the Company is required to register the resale of common stock no later than 120 days following the date of the First Closing. Upon the failure to file or obtain the effectiveness of the registration, the Company shall pay to the Holder an amount equal to 2% of the Debenture outstanding for each month during the period which the registration statements were not available for use as liquidated damages, payable in either cash or shares at the Holder’s option. The Form S-1 registration statement (File No. 333-152644) was filed with the Securities and Exchange Commission on July 30, 2008. A SEC review comment letter was received on August 25, 2008.

The Company has determined that the conversion feature embedded in the Debenture is not required to be bifurcated and accounted for as a derivative pursuant to SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) and EITF No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, whereby the terms of conversion do not (i) require or permit net settlement, (ii) provide for a means for the conversion feature to be settled outside the contract, or (iii) provide for delivery of an asset which would put the Holder of the Debetnure in a position substantially similar to a net settlement provision.

The Company has determined that the Debenture is recorded as a debt instrument in its entirety. The conversion feature is not ascribed a separate value in the financial statements. Interest expense is recognized using the interest method. Debt issuance costs are capitalized as deferred financing costs and are being amortized over the life of the Debenture using the effective interest method.

	As of June 30,
	2008	2007

Notional amount of the Debenture	$2,500,000	$-
Less: debt issuance cost, unamortized	(488,263)	-
Less: shared-based financing cost, unamortized	(825,000)	-
	$1,186,737	$-

9.         INCOME TAXES

The Company is registered in the United States of America and its local operation has incurred net operating losses for income tax purposes. The Company generated substantially its net income from its foreign operation through its subsidiaries in the PRC and has recorded income tax expense for the years ended June 30, 2008 and 2007.

The components of income before income taxes, current and deferred taxes between the local and foreign operations are as follows:

	Years ended June 30,
	2008	2007

Local	$(1,081,654)	$(315,054)
Foreign	4,506,224	1,102,763
Income before income taxes	$3,424,570	$787,709

Current tax:
Local	$-	$-
Foreign	420,427	430,450

Deferred tax:
Local	-	-
Foreign	768,578	-

Income tax expense	$1,189,005	$430,450

United States of America

The Company is registered in the State of Florida and is subject to the tax laws of the United States of America.

As of June 30, 2008, the Company’s U.S. operation incurred $1,396,708 of the cumulative net operating losses available for federal tax purposes, which are available to offset future taxable income. The net operating loss carryforwards begin to expire in 2029. The Company has provided for a full valuation allowance for any future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The PRC

All the Company’s PRC subsidiaries are subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China. Under the PRC Income Tax Laws, both companies are generally subject to corporate income tax (“CIT”) at a statutory rate of 33% (30% national income tax plus 3% local income tax).

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008. Starting from January 1, 2008, Li Bao is entitled to the income tax rate reduction from 33% to 25%. Under the New CIT Law, Lv Bao, as a foreign investment enterprise continues to enjoy the unexpired tax holidays from a full exemption of income tax for the first two profit making years with a 50% exemption of income tax for the next three years.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes and minority interest of PRC operations for the years ended June 30, 2008 and 2007 are as follows:

	Years ended June 30,
	2008	2007

Income before income taxes from the PRC operation	$4,506,224	$1,102,763
Statutory income tax rate	25%	33%
Income tax expense at statutory tax rate	1,126,556	363,912

Tax effect of expenses not deductible for tax purposes:
- Effect of tax rate differential	180,248	-
- Provisions and accrued liabilities	(886,377)	64,777
- Net operating loss carryforwards	-	1,761
Income tax expense	$420,427	$430,450

The following table sets forth the significant components of the aggregate net deferred tax liabilities and assets of the Company as of June 30, 2008 and 2007:

	As of June 30,
	2008	2007

Deferred tax liabilities:
Unbilled accounts receivable	789,360	-
Others	21,324	-
	810,684	-

Deferred tax assets:
Net operating loss carryforwards	$474,880	$112,030
Less: valuation allowance	(474,880)	(112,030)
Net deferred tax liabilities	$810,684	$-

As of June 30, 2008 and 2007, a valuation allowance of $474,880 and $112,030 was provided to the deferred tax assets due to the uncertainty surrounding their realization.

10.         NET INCOME PER SHARE

Basic net income per share is computed using the weighted average number of the ordinary shares outstanding during the year. Diluted net income per share is computed using the weighted average number of ordinary shares and ordinary share equivalents outstanding during the year. The following table sets forth the computation of basic and diluted net income per share for the years ended June 30, 2008 and 2007:

	Years ended June 30,
	2008	2007
Basis and diluted net income per share calculation
Numerator:
Net income in computing basic net income per share	$2,030,167	$313,686

Denominator:
Weighted average ordinary shares outstanding – Basic	30,335,725	26,896,548
Dilutive effect of convertible redeemable debenture	138,889	-
Weighted average ordinary shares outstanding – Diluted	30,474,614	26,896,548

Basic income per share	$0.07	$0.01
Diluted income per share	$0.07	$0.01

11.         CAPITAL TRANSACTIONS

1)
On November 8, 2006, the Company completed a stock exchange transaction with the equity owners of Lv Bao. 26,000,000 shares of common stock were issued in exchange for 100% interest in Lv Bao, representing 91% of the company’s outstanding common stock.

2)
On January 26, 2007, the Company issued 1,000,000 shares of common stock for business advisory services to Greentree Financial Group, Inc, in a term of 2 years effective from July 1, 2006 ending June 30, 2008. See Note 12(a).

3)
On August 30, 2007, the Company issued 2,000,000 shares of common stock under a option cashless exercise provision at an exercise price of $0.3825 per share with an intrinsic value of $765,000 in exchange for services rendered. See Note 12(b).

4)	On June 30, 2008, the Company issued 2,500,000 shares of common stock at the market price of $0.33 per share in exchange for financing costs relating to the issuance of the convertible debenture.

5)
Also, on June 30, 2008, the Company issued 50,000,000 shares of common stock to the escrow agent under the Escrow Agreement and Securities Agreement in connection with the convertible debenture in Note 8. These stocks are held in escrow by a designated agent as collateral in the event of default.

6)	As of June 30, 2008, the number of outstanding shares of the Company’s common stock was 83,162,114, which includes 50,000,000 stocks held in escrow.

12.         STOCK BASED COMPENSATION

(a)         Common stock issued for future service to be rendered

On January 26, 2007, the Company issued 1,000,000 shares of common stock for business advisory services to Greentree Financial Group, Inc, in a term of 2 years effective from July 1, 2006 ending June 30, 2008. The fair value of this stock issuance was determined using the fair value of the Company’s common stock on the grant date, at a market quoted price of $0.51 per share. The Company calculated the cost of $510,000 at its fair value and amortized over the requisite service period of 2 years. The Company recognized $236,250 and $273,750 to the statements of operations for the years ended June 30, 2008 and 2007. During the requisite service period, Greentree Financial Group, Inc continued to perform its obligations and render the service to the Company under the service agreement.

As of June 30, 2008, there is no unrecognized cost related to this stock based compensation.

(b)         2007 Benefit Plan

On July 13, 2007, the Company approved the 2007 Benefit Plan (“2007 Plan”). Pursuant to the 2007 plan, the Company would grant a maximum of 5,000,000 share options to employees and non-employee eligible individuals, either as non-statutory stock option or incentive stock option.

On August 13, 2007, the Company authorized to grant a total of 2,000,000 options to 3 consultants for service rendered under the 2007 Plan. All of the options were exercisable at 75% of the market price at the time of exercise for a period of 1 year from grant date. All options will vest immediately upon the exercise hereof and contain a cashless exercise provision.

A schedule of the options as of June 30, 2008 is as follows:

	No. of options	Weighted average exercise price

Options outstanding as of July 1, 2007	-	$-
Granted in August 2007	2,000,000	0.3825
Exercised in August 2007	(2,000,000)	0.3825

Options outstanding as of June 30, 2008	-	$-

Options exercisable as of June 30, 2008	-	$-

Subsequently, on August 30, 2007, the aggregate amount of 2,000,000 options were exercised by 3 consultants and the Company issued 2,000,000 shares of common stock at a cashless exercise price of $0.3825, which represented 75% of the closing price of the Company’s common stock on the prior trading day. The aggregate intrinsic value of options exercised during the year ended June 30, 2008 was $765,000.

The Company applied EIFT 96-18 with respect to options issued to non-employees and recognized $765,000 of stock-based compensation to operations for the year ended June 30, 2008

13.         SEGMENT REPORTING

The Company’s business units have been aggregated into two reportable segments: Landscape Business and Plantation Business. The Company, through its subsidiaries, operates these segments in the PRC. As of June 30, 2008 and 2007, all the identifiable assets of the Company are located in the PRC during the years presented.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company had no inter-segment sales for the years ended June 30, 2008 and 2007. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies.

(a)         Business segment reporting

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the years ended June 30, 2008 and 2007:

	Year ended June 30, 2008
	Landscape Business	Plantation Business	Corporate	Total

Revenue, net	$16,277,568	$1,330,179	$-	$17,607,747
Cost of revenue	(11,141,400)	(1,286,272)	-	(12,427,672)
Gross profit	5,136,168	43,907	-	5,180,075
Depreciation and amortization	(83,540)	(14,212)	-	(97,752)
Net income (loss)	2,950,270	161,551	(1,081,654)	2,030,167
Expenditure for long-lived assets	$-	$176,198	$-	$176,198

	Year ended June 30, 2007
	Landscape Business	Plantation Business	Corporate	Total

Revenue, net	$3,979,748	$-	$-	$3,979,748
Cost of revenue	(2,559,754)	-	-	(2,559,754)
Gross profit	1,419,994	-	-	1,419,994
Depreciation and amortization	99,521	-	-	99,521
Net income (loss)	628,740	-	(315,054)	313,686
E Expenditure for long-lived assets	$140,512	$-	$-	$140,512

14.         CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of its subsidiaries in the PRC, Lv Bao and Li Bao are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. Lv Bao and Li Bao are required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $10,394 and $3,339 for the years ended June 30, 2008 and 2007, respectively.

15.         STATUTORY RESERVE

Under the PRC Law the Company’s subsidiaries, Lv Bao and Li Bao are required to make appropriation to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the years ended June 30, 2008 and 2007, the Company’s subsidiary, Li Bao contributed $122,946 and $55,494 to statutory reserve, respectively.

16.         CONCENTRATIONS OF RISK

The Company is exposed to the followings concentrations of risk:

(a)         Major customers

For the years ended June 30, 2008 and 2007, customers who account for 10% or more of revenues are presented as follows:

		Year ended June 30, 2008			June 30, 2008
Customers		Revenues	Percentage of revenues		Billed accounts receivable
Customer F		$3,107,373	18%		$-
Customer G		2,143,900	12%		2,723
Customer H		1,894,285	11%		-
Customer I		1,742,019	10%		308,200
	Total:	$8,887,577	51%	Total:	$310,923

		Year ended June 30, 2007			June 30, 2007
Customers		Revenues	Percentage of revenues		Billed accounts receivable
Customer A		$761,073	19%		$-
Customer B		710,068	18%		-
Customer C		708,517	18%		-
Customer D		492,804	12%		-
Customer E		415,148	10%		-
	Total:	$3,087,610	77%	Total:	$-

For the years ended June 30, 2008 and 2007, 100% of the Company’s revenues were derived from customers located in the PRC.

(b)         Major vendors

For the years ended June 30, 2008 and 2007, vendors who account for 10% or more of purchases are presented as follows:

		Year ended June 30, 2008			June 30, 2008
Vendors		Purchases	Percentage of purchases		Accounts payable, trade
Vendor A		$3,921,094	32%		$-
Vendor B		3,553,293	29%		-
	Total:	$7,474,387	61%	Total:	$-

		Year ended June 30, 2007			June 30, 2007
Vendors		Purchases	Percentage of purchases		Accounts payable, trade
Vendor A		$1,254,571	49%		$78,691
Vendor B		964,123	38%		314,764
	Total:	$2,218,694	87%	Total:	$393,455

For the years ended June 30, 2008 and 2007, 100% of the Company’s purchases were derived from vendors located in the PRC.

(c)         Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of its Vendors' financial condition, but does not require collateral to support such receivables.

(d)         Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from long-term borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. The Company’s policy is to maintain approximately all of its borrowings in fixed rate instruments. At the year-end, all of borrowings were at fixed rates.

(e)         Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

17.         COMMITMENTS AND CONTINGENCIES

The Company rented office premises under a non-cancelable operating lease agreement from a company controlled by a stockholder, Mr Lui, Sheng Li at the current market value in the normal course of business for a term of 3 years, with fixed monthly rentals, due August 2010. Costs incurred under the operating lease are recorded as rental expense and totaled approximately $26,217 and $0 for the years ended June 30, 2008 and 2007.

As of June 30, 2008, future minimum annual operating lease payments are as follows:

Year ending June 30:
2009	$26,489
2010	26,489
2011	4,415

Total	$57,393

18.         SUBSEQUENT EVENTS

On July 30, 2008, the Company filed the Form S-1 registration statement (File No. 333-152644) with the Securities and Exchange Commission. A SEC review comment letter was received on August 25, 2008 and as of September 25, 2008, the registration statement has not become effective.

On August 1, 2008, the Company has acquired a non-operating company, Edward (Hong Kong) Company Limited for a cash consideration of $57,692 (equivalent to HK$450,000), which is registered as a limited liability company under the Government of the Hong Kong Special Administration Region.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPER ATIONS FOR THE FISCAL YEARS ENDED JUNE 30, 2008 and 2007

With the exception of historical facts stated herein, the matters discussed in this report are "forward looking" statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. Such "forward looking" statements include, but are not necessarily limited to, statements regarding anticipated levels of future revenues and earnings from our operations. Readers of this report are cautioned not to put undue reliance on "forward looking" statements, which are, by their nature, uncertain as reliable indicators of future performance. We disclaim any intent or obligation to publicly update these "forward looking" statements, whether as a result of new information, future events, or otherwise. In addition the uncertainties include, but are not limited to, competitive conditions involving our markets.

CRITICAL ACCOUNTING POLICIES

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable. The Company assesses collectibility based upon our clients’ financial condition and prior payment history, as well as our performance under the contract. The Company recognizes these revenues in the period that the service is provided.

(a)         Contract revenue

The Company applies the percentage-of-completion method under SOP 81-1 “Accounting for Performance of Construction-Type and Production-Type Contracts”, to recognize revenues for landscape design and engineering projects that require significant modification or customization subject to the customers. The Company records a provision in those instances in which the Company believe a contract will probably generate a net loss and the Company can reasonably estimate this loss. If the Company cannot reasonably estimate the loss, the Company limits the amount of revenue that the Company recognizes to the costs the Company has incurred, until the Company can estimate the total loss. Advance payments from customers and amounts billed to clients in excess of revenue recognized are recorded as receipt in advance.

(b)	Sale of products

The Company derives revenues from the sales and production of walnut products. The Company recognizes its revenues net of value added taxes (“VAT”). The Company is subject to VAT at the rate of 6% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales while input VAT is not allowed for deduction from the invoiced value of purchases.

(c)	Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

Billed and unbilled accounts receivable and allowance for doubtful accounts

The Company generally bills its customers under its long term contracts pursuant to billing schedules contained in the contracts or, upon completion of agreed milestones or deliveries, with each milestone or delivery typically having a value specified in the contract. An allowance, for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. As of June 30, 2008 and 2007, an allowance for doubtful accounts was $0 and $103,953.

Unbilled accounts receivable comprise principally amounts of revenue recognized on contracts for which invoices have not been issued. It is expected that all unbilled accounts receivable balances will be billed in the next twelve months.

Property Plant
Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Leasehold improvement	10 years	5%
Plant and machinery	10 years	5%
Motor vehicles	10 years	5%
Office equipment	5 years	5%

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements included in this report and is qualified in its entirety by the foregoing.

Revenues

Net revenues for the fiscal year ended June 30, 2008 were $17,607,747, of which $16,277,568 from landscaping projects and $1,330,179 from sales of products. The sales of products consisted of the sales of walnut tree, representing 32% of total product sales, and the sales of other plants, representing 68% of total product sales. Comparatively, the Company had net revenues of $3,979,748 from landscaping projects during the fiscal year ended June 30, 2007 and no revenues from sales of products due to the commencement of new business in January of 2008.

The increase in revenues from landscaping projects by $12,297,820, or approximately 300%, in fiscal year ended June 30, 2008 primarily attributable to our effort on marketing. The amount of the contracts signed during the fiscal year ended June 30, 2008 totaled up to $24,000,000, 59% of which was completed as of June 30, 2008. The revenues were recognized based on the percentage of completion. The Company recognized approximately $2,670,000 revenues from the processing projects during the fiscal year ended June 30, 2008.

Compared to 77% of total revenues from the five major customers in the fiscal year ended June 30, 2007, the risk from concentration was lowered slightly in this fiscal year due to the percentage decreased to approximately 51% of total revenues from the four customers. The table below shows the summary of each customer.

Name of Customers	Percentage of Revenues	Projects	Contract Amount	Contract Period
Shaanxi Chi-Yu River Resorts	18%	Landscaping Construction	$3,237,332	December 1, 2007 - April 30, 2009
Xi An High-Tech Industrial Development Zone	12%	Landscaping Construction	$2,782,630	April 7, 2007 - December 30, 2008
Shaanxi Truck Manufacture Co. Ltd.	11%	Landscaping Construction	$1,973,510	December 1, 2007 - April 1, 2009
Da Tang Bin Chang Power Plant	10%	Landscaping Construction	$1,813,858	February 26, 2008 - June 24, 2009

All the projects were protected by the enforceable contracts. The Company usually provides the clients with full services including design, construction and maintenance. The Company has its own designers experienced in landscaping. The effects from humanism, history and local climate will be integrated in the design. The documents provided by the Company include the floor plan, effect layout, construction blueprint. The profit margin due to the project design ranges from 1% to 5%, which was included in the contract price without separate charge. The construction will be conducted by the Company after the construction blueprint is approved by the clients. The profit margin due to the project construction is approximately 30%.

The lifecycle of a project is determined by the project's magnitude, which would be clearly described in the contracts case by case. In most cases, the construction periods could cover two years, including construction in the first year and maintenance in the second year. The Company applies the percentage-of-completion method to recognize revenues for the projects. Therefore, approximately 95% of the contract amount will be recognized in the first year according to the percentage of completion, and approximately 5% of the contract amount will be recognized in the second year of the project reflecting the maintenance services.

As shown in the table, most of the projects will not be completed within the next twelve months, providing the Company with sufficient cash flows from operation based on the contracts on hand. The Company believes the more projects completed, the more new customers obtained in the future due to the growth of the Company's experiences and reputation. However, if the Company fails to bring the new customers after the completion of the current projects, the Company will be unable to maintain profitability. The Company may need to rely on financing from related parties and outside sources through debt or equity transactions. The Company's related parties are under no legal obligation to provide the Company with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition. In addition, the Company's growth potential will be adversely affected and the Company will have to significantly modify its plans. For example, if the Company is unable to raise sufficient capital to develop its business plan, the Company may need to limit the Company's future marketing efforts to areas that the Company believes would be the most profitable.

Cost of Revenue

The cost of revenue primarily includes purchase of raw materials, sub-contracting charges and direct overhead. Cost of plants and direct labor would be examples of cost of revenue. In addition, cost of revenue will be affected by the amendment of initially approved proposals due to either the clients' request or overages encountered during the construction process. Such overages will include additional underground construction, the complexity of the environment, and the survival rate of the plants.

Compared to the cost of revenues of $2,559,754, all of which from landscaping construction projects, during the fiscal year ended June 30, 2007, we had $12,427,672 in cost of revenues for the fiscal year ended June 30, 2008, of which the cost of landscaping projects was $11,141,400, or 68.4% of the corresponding revenues, and the cost of sales of products was $1,286,272, or 96.7% of the corresponding revenues. The cost of revenue as a percentage of landscaping projects revenue was slightly increased during the fiscal year ended June 30, 2008, compared to 64.3% in the fiscal year ended June 30, 2007, primarily attributable to more government projects taken during the fiscal year ended June 30, 2008, which have smaller profit margin than those of non-government projects. The Company does not expect such increasing trend to continue in the future because the Company expects to lower the cost of revenue by diversifying the raw materials to different suppliers, controlling the charges of sub-contracting, and devoting more time to consulting services.

Income/Loss

The Company had net incomes of $2,030,167 and $313,686 for the fiscal years ended June 30, 2008 and 2007, respectively. The increase in net incomes by $1,716,481 during the fiscal year ended June 30, 2008 was due primarily to the increase in revenues from landscaping construction projects, which was approximately 400% of the revenues generated in the fiscal year ended June 30, 2007.

Operating Expenses

Selling, general and administrative expenses for the fiscal years ended June 30, 2008 and 2007 were $1,915,480 and $632,440, respectively. The increase by $1,283,040 during the fiscal year ended June 30, 2008 was due primarily to the research and development expenses of $498,604 in connection with the walnut transplantation technique, and the non-cash stock-based compensation resulted from a total of 2,000,000 options granted to 3 consultants for services rendered under the 2007 Benefit Plan, which were valued at an aggregate of $765,000 at their intrinsic value of options at the time of exercise. Accordingly, The Company recognized $765,000 and $0 for the fiscal years ended June 30, 2008 and 2007, respectively. The non-cash stock-based compensation also included $236,250 and $273,750 for the fiscal years ended June 30, 2008 and 2007, respectively, as a result of the issuance of 1,000,000 shares of common stock for services. The shares were valued based on the market price on the date of the stock grant, resulting in total expenses of $1,001,250 for services rendered, which was booked pro rata within the relative service periods.

The operating expenses in the fiscal year ended June 30, 2008 was offset by $109,353 from the recovery of doubtful account. The Company recorded allowance for doubtful accounts after the evaluation for the uncollectibility of specifically identified amounts, which was $101,247 during the fiscal year ended June 30, 2007.

Impact of Inflation

The Company believes that inflation has had a negligible effect on operations during these periods. The Company believes that the Company can offset inflationary increases in the cost of revenue by increasing revenue and improving operating efficiencies.

Liquidity and Capital Resources

Cash flows provided by operating activities were $1,374,272 and $1,468,311 for the fiscal years ended June 30, 2008 and 2007, respectively. Cash flows provided by operations during the fiscal year ended June 30, 2008 were due primarily to the net income of $2,030,167 and the increase in other payables and accrued liabilities by $469,867, partially offset by the increases in billed and unbilled accounts receivable by $1,234,994 and $1,383,380, respectively, and the decrease in accounts payable by $413,891.

Billed accounts receivable as of June 30, 2008 was $1,533,342. The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions.  The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible.  If actual collections experience changes, revisions to the allowance may be required. During the fiscal year ended June 30, 2008, the Company recognized $109,353 as the recovery of allowance for doubtful accounts after the actual collection occurred.

The Company applies the percentage-of-completion method under SOP81-1 to recognize revenues for landscape design and construction projects. There were twelve major contracts with total contract value of approximately $17,000,000 completed during the fiscal year ended June 30, 2008 on which $1,568,800 of invoices were unbilled, which will be billed as soon as the clients agree with the progress of the projects.

For these contracts, contract costs of completed contracts have been fully incurred and the extent of progress toward completion was almost finished. Therefore, the total contract amount had been fully recognized in accordance with the percentage-of-completion method.  Unbilled accounts receivable as of June 30, 2008 comprised principally amounts of revenue recognized on contracts for which invoices have not been issued.

During the fiscal year ended June 30, 2007, cash flows from operations were due primarily to the net income of $313,686, the collection of billed accounts receivable by $279,151, and the increase in accounts payable by $383,213, partially offset by the increase in unbilled accounts receivable by $96,232 and decrease in receipt in advance by $111,996 during the year.

Cash flows used in investing activities for the fiscal year ended June 30, 2008 were $176,198 due to the purchase of technical know-how of $165,557 and the purchase of property, plant and equipment of $10,641. Comparatively, cash flows used in investment were 140,512 for the fiscal year ended June 30, 2007 due primarily to the purchase of property and equipment.

Cash flows provided by financing activities were $2,075,043 for the fiscal year ended June 30, 2008 due primarily to the proceeds from issuance of convertible debenture (net of expenses) of $2,011,737 and advance from a shareholder of $63,306. Cash flows from financing activities for the fiscal year ended June 30, 2007 were solely due to the advances from stockholders, which was $161,445.

The Company projects that the Company will need additional capital to fund operations over the next 12 months. The Company anticipates the Company will need approximately $2,000,000 for the two years thereafter.

Overall, the Company has funded its cash needs during the fiscal year ended June 30, 2008 from the receipt of revenues. If the Company is unable to maintain profitability, the Company may need to rely on financing from related parties and outside sources through debt or equity transactions. The Company's related parties are under no legal obligation to provide the Company with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition.

The Company had cash of $6,420,881 on hand and a working capital of $7,934,375 as of June 30, 2008. Currently, the Company has enough cash to fund its operations for about six months. This is based on the projected revenues and working capital. However, if the projected revenues fall short of needed capital the Company may not be able to sustain its capital needs. The Company will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. The Company's current level of operations would require capital of approximately $2,000,000 per year thereafter. Modifications to the Company's business plans may require additional capital to operate. For example, if the Company is unable to raise additional capital in the future, the Company may need to curtail is number of projects offers or limit its marketing efforts to the most profitable geographical areas. This may result in lower revenues and market share for the Company. In addition, there can be no assurance that additional capital will be available to the Company when needed or available on terms favorable.

On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. The Company's current capital and revenues are insufficient to fund such expansion. If the Company chooses to launch such an expansion campaign, the Company will require substantially more capital. The funds raised from this offering will also be used to market the Company's products and services as well as expand operations and contribute to working capital. However, there can be no assurance that the Company will be able to obtain additional equity or debt financing in the future, if at all. If the Company is unable to raise additional capital, the Company's growth potential will be adversely affected and the Company will have to significantly modify its plans. For example, if the Company is unable to raise sufficient capital to develop its business plan, the Company may need to limit the Company's future marketing efforts to areas that the Company believes would be the most profitable.

Demand for the products and services will be dependent on, among other things, market acceptance of the Company's products, landscaping market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of the Company's activities is the receipt of revenues from the landscape design and engineering projects, the Company's business operations may be adversely affected by the Company's competitors and prolonged recession periods.

The Company's success will be dependent upon implementing its plan of operations and the risks associated with its business plans. The Company was engaged in landscape construction and design industry. The Company plans to strengthen its position in landscaping markets. The Company also plans to expand its operations through aggressively marketing its projects.

K. MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS

Summary term sheet

    On November 8, 2006, the Company and predecessor of the Company, executed a Plan of Exchange (the "Agreement"), between and among the Company, Shan Xi Lv Bao Environmental Eco Industry Management Ltd., a corporation organized and existing under the laws of the Peoples' Republic of China ("Lv Bao"), the shareholders of Lv Bao (the "Lv Bao Shareholders") and the Majority Shareholder of the Company (the "Majority Shareholder").

    Pursuant to the Agreement, on February 6, 2007, the Majority Shareholder of the Company and a related shareholder returned 844,500 shares of the Company's common stock to the treasury of the Company in exchange for total payments of $530,000 in cash and the Company issued to the Lv Bao Shareholders an amount equal to 26,000,000 new investment shares of Common Stock and 100,000 new shares of Preferred Stock of the Company pursuant to Regulation S under the Securities Act of 1933, as amended, in exchange for all of the shares of registered capital of Lv Bao. Upon completion of the exchange, Lv Bao became a wholly-owned subsidiary of the Company.

    In addition, on February 14, 2007, pursuant to a Purchase Agreement, the Majority Shareholder of the Company tendered a cash purchase price of $10 and assumed certain liabilities in exchange for all outstanding shares of Dispatch Auto Parts II, Inc. ("Dispatch II"), a Florida subsidiary held by the Company. As a result of the transactions consummated at the closing, the purchase and issuance gave the Majority Shareholder a 'controlling interest' in Dispatch II, and Dispatch II was no longer a wholly-owned subsidiary of the Registrant.

Contact information

    The Company has its principal executive offices at Dispatch Auto Parts Inc., 391 Hua Yu Lane, Dong Xin Street, Xi An City, P. R. China. The Company’s telephone number is (8629) 8826-5109.

Business Description

History

We were incorporated on September 14, 1989 under the name First New York Investment, Inc. On November 25, 1996, we filed an amendment to the Articles of Incorporation with the Secretary of State of Florida to change the corporate name to Computer Access International, Inc. On or about March 4, 2005, we formed a wholly-owned subsidiary, Dispatch Auto Parts II, Inc. ("Dispatch II") and invested $6,000 to pay for Dispatch II's organizational expenses and funding of the initial operations of Dispatch II. After the incorporation, we changed our corporate name to Dispatch Auto Parts, Inc. and began the wholesale business for automotive parts and accessories. Dispatch II was disposed on February 14, 2007 pursuant to the agreement between us, Dispatch II and Daniel Slocum, our former president. On May 8, 2007, we filed an amendment to the Articles of Incorporation with the Secretary of State of Florida to change the corporate name to Environment Ecology Holding Company of China for more accurate description of our current operations and to be consistent with our marketing efforts in the landscaping construction and design industry.

On November 8, 2006, the Company entered a stock exchange transaction with Shaanxi Lv Bao Environmental Eco Industry Management Ltd. (“Lv Bao”), and the transaction was effectively completed on February 6, 2007.  Lv Bao was registered as a limited liability company in the People’s Republic of China (the “PRC”) on August 11, 2006 with its principal place of business in Xian City, Shaanxi Province, the PRC.  Its registered capital was Renminbi Yuan (“RMB”) 5,000,000 (equivalent to $628,773).  Its principal activity was investment holding in Shaanxi Li Bao Sheng Tai Ke Ji Gu Fen You Xian Gong Si (“Li Bao”).

The stock exchange transaction involved two simultaneous transactions:

1)
The majority shareholders of the Company deposited the 844,500 shares of the Company’s common stock into the account of an escrow agent in exchange for $530,000 in cash paid by the owners of Lv Bao.  The 844,500 shares were retired back to the treasury upon closing, and;

2)
The Company issued, to the Lv Bao owners, 26,000,000 new investment shares of common Stock and 100,000 new shares of preferred stock of the Company in exchange for all of the registered capital of Lv Bao.

Upon completion of the plan of exchange, Lv Bao became a wholly-owned subsidiary of the Company.  Accordingly, there has been a change of control of the Company, and the Lv Bao’s owners now control 91% of the voting power of the Company.

On August 30, 2006, the owners of Lv Bao entered into an exchange agreement with the owners of Li Bao.  This exchange transaction involved that Li Bao’s equity owners transferred the aggregate equity interest of 93.57% of the registered capital of Li Bao (equivalent to RMB 65,500,000) to Lv Bao.  The transaction was an exchange of shares and no cash or other assets were exchanged in the transaction.  Upon the completion of the equity transfer, Li Bao became an operating subsidiary of Lv Bao with 93.57% controlling interest.

These transactions have been accounted for as a reverse acquisition and recapitalization of the Company, through a wholly-owned subsidiary, Lv Bao, whereby Li Bao was deemed to be the ultimate accounting acquirer (legal acquiree) and the Company to be the ultimate accounting acquiree (legal acquirer).

The Company, through its subsidiaries, mainly engages in the provision of landscaping construction service in the PRC.

In September 2007, Li Bao acquired the technical know-how on the Walnut Plantation Technology from an independent party, the Research Center in the PRC.  Starting from January 1, 2008, the Company has commenced in the operation in Walnut Plantation.

The Company, Lv Bao and Li Bao are hereinafter referred to as the “Company.”

Products and Services

Landscaping Construction Business

The Company is experienced in urban landscaping industry. The landscaping projects include landscape construction and maintenance for public parks, communities, schools, memorials, convention centers, squares, hotels, highway's side view, and so on, some of which were granted as landmarks in the local cities. The detailed services cover:

•	gardeners
•	landscape contractors
•	landscape architects
•	irrigation experts
•	pest management professionals/applicators
•	arborists
•	sod growers
•	golf course maintenance staff and suppliers
•	groundskeepers
•	botanical gardens

Before the commencement of the landscape construction, the Company will provide the clients with floor plans, effect layout, and construction blueprint, and get the approval for their design from the clients. The Company has its own designers experienced in landscaping. The effects from humanism, history and local climate will be integrated in the design. The Company also has self-owned equipment for landscape construction and maintenance projects, including five large tractors, two lawn mowers, three automatic sprinkling irrigators, one compactor, two watering trucks, two separating-sowing machines, drilling machines and various trucks for different functions. Attributing to the Company's competence and reputation, the Company has a 20% market share in Xi An City and an 8% market share in Northwest China, per a comprehensive evaluation from the Shaanxi Construction Bureau in 2006.

Walnut Plantation

In September 2007, the Company acquired the technical know-how on the Walnut Plantation Technology (the "Technology") from an independent party, the Research Center in the PRC.  The Technology will benefit the Company by increasing the survival rate of walnut transplantation to 94.4%, compared to the current average survival rate of 30%. Starting from January 1, 2008, the Company has commenced a new business segment as walnut plantation.

The demand for walnut plantation is strong in Northwest China due to the risk of desertization threatening this area. Walnut tree not only prevents desertization efficiently, but also generates revenue from the sale of walnut. The current walnut tree in Northwest China, number of which is approximately 140 million as reported by Shaanxi Provincial Forestry Office, has the shortcoming as long growing period and low output. The Technology will help to correct this shortcoming by transplanting improved walnut saplings on the existing walnut tree. Due to the high survival rate of transplantation guaranteed by the Technology, it is expected that the application of the Technology will cover approximately 92% of the total existing walnut tree in Northwest China.

For the period from January 1, 2008 (commencement) to June 30, 2008, the revenue generated from walnut plantation was approximately $1,300,000, which was expected to increase to approximately $29,000,000 for the fiscal year ended June 30, 2009, based on the projected 200,000 acres of walnut tree transplantation.

Our Business Model

Landscaping Construction Business

During the fiscal year ended June 30, 2008, the Company had revenues of approximately $16,200,000 from landscaping construction contracts, 83% of which from the completed contracts including approximately $3,100,000 from Shaanxi Chi-Yu River Resorts, $2,260,000 from Xi An High-Tech Industrial Development Zone, $1,900,000 from Shaanxi Truck Manufacture Co. Ltd., and $1,700,000 from Da Tang Bin Chang Power Plant. In addition, the Company had revenues of approximately $2,670,000 from processing and uncompleted contracts, or 17% of total landscaping projects revenue, of which approximately $1,540,000 from the landscaping construction project along Hua Yue Road in Hua Yin City. The characteristic of the Company's landscaping construction business determines its customers base have to keep changing. In most case, the lifecycle of a project covers two years, including construction in the first year and maintenance in the second year. The Company applies the percentage-of-completion method to recognize revenues for the projects. Therefore, approximately 90% of the contract amount will be recognized in the first year according to the percentage of completion, and approximately 10% of the contract amount will be recognized in the second year of the project reflecting the maintenance services. If the Company fails to bring the new customers after the completion of the current projects, the Company will be unable to maintain profitability. The Company may need to rely on financing from related parties and outside sources through debt or equity transactions. The Company's related parties are under no legal obligation to provide the Company with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition. In addition, the Company's growth potential will be adversely affected and the Company will have to significantly modify its plans. For example, if the Company is unable to raise sufficient capital to develop its business plan, the Company may need to limit the Company's future marketing efforts to areas that the Company believes would be the most profitable.

Walnut Plantation

The Company has initiated a walnut forest preservation project, recovering the walnut forest from long growing period and low output. Based on the traditional garden afforestation project construction, the Company is actively making good use of the walnut planting and transplanting technologies of which successful experiments have been realized. It is also carrying out new forestry promotion with walnut transplanting and other technologies. The transplanting technology makes the transplanting surviving rate 94.4%, far beyond the current 30%. It also makes the dream of "first year fruits, second year earnings" come true.

According to the initial projection, the Technology will be applied to 200,000 acres of walnut tree transplantation, each acre of which will have 364 walnut saplings, generating revenues from sales of walnut saplings of approximately $29,000,000 for the fiscal year ended June 30, 2009. The unit cost of the walnut sapling is $2.20, including the cost of sapling of $.20, approximately 50% of the sale price, and the labor cost of $2.00, approximately 30% of the services fee paid by the farmers. After the application of the Technology, it is expected that the annual output of walnut from each walnut tree will be 70kg, the selling price of which is approximately $6.00 per kilogram. Therefore, we believe it should be the win-win situation for both farmers and the Company.

The Walnut Plantation project has been favored by Agricultural Ministry of China and National Forestry Bureau and received positive reaction from the local farmers. The orders from the farmers have largely exceeded the annual production capacity of the Company, and it is predicted that the supply can not cover the demand in the following five years. The Technology has been awarded a Certificate of Scientific Achievement by the Shaanxi Agricultural Bureau. It is also applying for the National Scientific Award. The Company believes the National Award would enhance the brand recognition and strengthen the Company’s position in the industry.

Marketing Opportunities

China's economy retains a growth rate of 8-10% in recent years. The total market of China's afforestation industry by 2020 will be USD 150 billion, increasing by USD 10 billion every year after 2005. The perspective market for the Company is great. The development trend of China's garden planting and afforestation can be concluded as follows.

1）Three projects initiated by the State, including Green Channel Project, urbanization promotion and West China Development, and the being-conducted urban afforestation plan of Beijing Olympics give a boost to the hot sale of the afforestation plant. The demand always surpasses the supply, and the prices go upward.

2）With the progresses the society, people pay more attention to residential environment, so that the demand for afforestation plant is increasingly large. Afforestation plant industry has become a rising sun industry with great potential.

3）The urban forest construction, with faster urbanization process, makes greater demand for garden plant as well. By 2010, the forest cover rate of 30% must be achieved in 70% of Chinese cities, and the public greenland area must be 10m2 per person, as urban forest construction and plan of China says. Meanwhile, real estate developers increase their prices with more green landscape and parks. According to Urban Residential Community Plan and design Criteria which is a national standard, at least 12 thousand hm2 of residential community land needs afforesting and beautifying every year. Large market potential is available.

Rapid Urbanization in China

The open door policy has triggered China's economic progress and urbanization in the past two decades. According to the "Report on economic and social development between the 16th and 17th National Congress of the Communist Party of China VII: Urban socio-economic development in harmony," (the “Report”) issued by National Bureau of Statistics on September 26, there were a total of 661 cities in China in 2006. There is a gross urban population of 577 million people, accounting for 43.9% of the country's total population. The urbanization ratio in eastern, central and western China was 54.6%, 40.4%, and 35.7%.

With the accelerated pace of industrialization, China's level of urbanization also rose. In 2006, the gross urban population was 577.1 million people, accounting for 43.9% of country's total population. The level of urbanization was 4.8 percentage points higher than in 2002. In regional terms, the urbanization ratio of the eastern, central and western China was 54.6%, 40.4% and 35.7% in 2006. From a regional perspective, Shanghai had the highest urbanization level, with a ratio of 88.7%, followed by Beijing and Tianjin at 84.3% and 75.7%.

In 2006, China had a total of 661 cities, including 287 cities at prefecture level or above – eight more than there were in 2002. The GDP of the cities at prefecture level or above (counties under city administration excluded) increased from RMB 6.4 trillion in 2002 to RMB 13.2 trillion in 2006 - increasing 1.1 times. The proportion to the country's total GDP also rose from 53.4% in 2002 to 63.2% in 2006. A total of 30 cities reported a GDP over RMB 100 billion – 18 more than in 2002. Of these 30, 12 cities reported a GDP greater than RMB 200 billion. Local revenue of cities at prefecture level or above (counties under city administration excluded), in 2006, reached RMB 1.1 trillion, an increase of 1.1 times over 2002; and accounts for 59.3% of the country's total local revenue.

Modernization has swept across China beyond the coastal boomtowns deep into the countryside. As a result, the demand for urban landscape has increased dramatically in China.

City Clusters Leading Development

A system of urban development in China has been gradually taking shape. Apart from the city clusters in the Yangtze River Delta, the Pearl River Delta, and the Bohai Sea region, China has witnessed the establishment of eight new city clusters, one of which is Central Shaaxi province, the location of the Company.

The GDP in Shaaxi province for 2005 was RMB 367.475 billion, up 12.6% from the previous year. The per capita GDP stood at RMB 9,844, up 12.2%. The primary industry yielded a value added of RMB 41.86 billion, 7.9% more than that of the previous year; the secondary industry, RMB 184.897 billion, a growth of 15.9%; the tertiary industry, RMB 140.718 billion, a growth of 10%. The GDP ratio of the three sectors was 11.4: 50.3: 38.3. Provincial revenue was RMB 52.86 billion, an increase of 27.2% over the previous year. Provincial expenditure was RMB 64.11 billion, a growth of 24.2%. CPI was up 1.2% from the previous year. Fixed asset investment was valued at RMB 198.052 billion, up 28.3% from the previous year. (source: www.china.gov.cn ) As the city clusters in central Shaaxi province continue to grow, the need for a healthy, growing vegetation and landscaped infrastructure will necessitate an increased urban landscaping industry.

Advocacy for the “Garden City”

Current development forces in China are characterized by steady population growth, an ongoing urbanization of the former agriculturally-based population, aggressive economic growth and rapid motorization.  Economic forces continue to become increasingly decisive in the process of urbanization, giving impetus particularly to the growth of the large cities. At the same time, there is no comprehensive regional planning, nor national land development approach. The consequence is a threat of a scattered low-density urbanization in the countryside and fast, uncontrolled and uncoordinated growth of the large city regions. The problem has caught the Chinese government's attention at the highest levels. In order to build a suitable environment for inhabitants, garden city construction is included in local government's agenda. It is also used as one of the measurements to evaluate the local government's performance.

According to the Ministry of Construction, in late 2006, the area of green space and parks in cities at prefecture level or above (counties under administration of cities excluded) totaled 250,000 hectares. Per capita green space exceeded 6.8 square meters. Newly constructed urban green spaces spanned 920,000 hectares; and increased by 321,000 hectares. The coverage rate of green space reached 35.1%, up 4.7 percentage points. By the end of 2006, 45 cities were granted the title of "national garden city" by the Ministry of Construction.

Of the 559 cities monitored by the State Environmental Protection Administration, 24 met grade one air quality standards (4.3%); 325 met grade two standards (58.1%); 160 met grade three standard (28.6%); and 50 were below grade three standards (9.0%). At of the end of 2006, China identified 60 national environmental model cities, and five national environmental protection model districts. Thirteen cities were awarded "Human Habitat Environment Prizes" issued by the State Environmental Protection Administration.

Increase in Urban Landscape Investment

Total investment in urban landscape was approximately $14.8 billion from the Chinese government between 2001 to 2005, increasing by approximately 113% compared to the previous five-year period. (source: Xinhua) The Chinese government also encourages enterprises investing more in urban landscape construction by allowing them to name the invested landscape. In addition, a capital raising system for urban landscape has been formed, and is secured by government funds.

Motivation Related to the 2008 Olympic Games

After China won the Olympic bid for the summer 2008 games, it promised to make Beijing an "ecological city" with "green hills, clear water, grass-covered ground, and blue sky". Since then the city has spent 100 billion yuan (12.5 billion US dollars) planting trees and curbing polluting industries, according to the State Environmental Protection Administration of China. Heavy polluters like the Capital Iron and Steel Group were moved out of the capital and 200 small and medium-sized firms had been shut down. The city has also phased out over 30,000 old taxies and 3,900 old diesel-powered buses that do not meet environmental standards. (source: People Daily Online). Consequentially, the influence of the 2008 Olympic Games will be spread throughout China since the Olympic Games has been widely regarded as an opportunity to showcase China to the world. According to a recent industry survey jointly conducted by the Pacific Asia Travel Association (PATA) and Visa International Asia Pacific, the Beijing 2008 Olympic Games will be a spur to Asia's tourism industry as many people looking to attend the event also plan to spend time exploring other parts of China and Asia. It was reported that almost 9 out of 10 people planning to visit Beijing for the Olympics will visit other Chinese cities if time permits.

Background of Walnut Plantation

Reacting to the government's call of replacing the farmland with forest, the farmers in Shaanxi bought a lot of walnut seedlings to plant. Accordingly, they were entitled to obtain financial subsidy from the government for a period of 8 years. However, the output period of their walnut tree will not start until 10-15 years afterwards. When the 8-year-subsidy ends, the farmers would have to cut the walnut trees without any fruits due to living pressure. The beautiful walnut forest is being trapped into crisis

As reported by Shaanxi Provincial Forestry Office, the number of walnut trees in China is about 140 million with a growth rate of 15%. It is predicted after five years or in 2012, with the current magnitude and growth rate, the number of walnut trees in China would exceed 400 million.

After the application of the Technology, it is expected that the annual output of walnut from each walnut tree will be 70kg, the selling price of which is approximately $6.00 per kilogram. Therefore, we believe the demand for walnut tree transplantation will be great and it should be the win-win situation for both farmers and the Company.

Marketing Strategy

The Company expects to enhance its market shares in the northwest China by following new marketing strategies. Currently, the development in northwest China concentrates on Central Shaanxi Province, which is considered one of eight new city clusters in China, in addition to the existing city clusters in the Yangtze River Delta, the Pearl River Delta, and the Bohai Sea region.

The GDP in Shaaxi province for 2005 was RMB 367.475 billion, up 12.6% from the previous year. The per capita GDP stood at RMB 9,844, up 12.2%. The primary industry yielded a value added of RMB 41.86 billion, 7.9% more than that of the previous year; the secondary industry, RMB 184.897 billion, a growth of 15.9%; the tertiary industry, RMB 140.718 billion, a growth of 10%. The GDP ratio of the three sectors was 11.4 : 50.3 : 38.3. Provincial revenue was RMB 52.86 billion, an increase of 27.2% over the previous year. Provincial expenditure was RMB 64.11 billion, a growth of 24.2%. CPI was up 1.2% from the previous year. Fixed asset investment was valued at RMB 198.052 billion, up 28.3% from the previous year. (source: www.china.gov.cn ) As the city clusters in central Shaaxi province to grow, the need for a healthy, growing green infrastructure will necessitate an urban landscape Industry. The urban landscape Industry creates this huge economic impact while providing a tremendous environmental benefit, mitigating the effects of intensive urban living.

Improving technologies. Technology application and improvement is the key for our company in marketing. In order to maintain the leading position in landscaping industry in Northwest China, that is 20% market shares in Xi An City and 8% market shares in Northwest China, per the comprehensive evaluation from Shaanxi Construction Bureau in 2006, the Company keeps a long-term relationship with local research institutes and universities, such as Northwest University, Northwest Science and Agriculture University, Technical Advice Unit of Shaanxi Forestry Bureau. The cooperation between the Company and these research institutes and universities includes technical training, exchange of expertise, projects for ecological forest study. The Company also retains foreign experts for short-term supervision. The expenses in research and development every year are approximately 6% of revenues.

In September 2007, the Company acquired the technical know-how on the Walnut Plantation Technology (the "Technology") from an independent party, the Research Center in the PRC. The Technology has been favored by Agricultural Ministry of China and National Forestry Bureau and received positive reaction from the local farmers. The Technology has been awarded a Certificate of Scientific Achievement by the Shaanxi Agricultural Bureau. It is also applying for the National Scientific Award. The Company believes the National Award would enhance the brand recognition and strengthen the Company’s position in the industry.

Seeking for support from local government. The local government in Xi An, the city where the Company is located, targets to turn Xi An into a garden city within three years. In order to reach this goal, the government encourages enterprises to invest in urban landscape and support competent companies to engage in the urban landscaping industry. In addition, the government plans to build up approximately 175 small-size squares all over the city. Our Company is expected to be supported by the local government due to its high reputation, professional design, quality control and management. More than 10 projects constructed and managed by the Company have been awarded and termed as an "Excellent Model" by the city government, which include Landscaping for Yin Chuan Ming Cui Lake Eco Resorts, Landscaping for South Campus of Northwest University, Landscaping for Shaanxi Jing He Development Zone, and so on.

Seeking strategic partners. In order to lower the construction cost of urban landscaping projects and ensure the diversity of plant species, the Company intends to enter into collaborative arrangements with local farmers. The Company will introduce good species to the farmers and send technicians for the training at the farms. The Company owns the techniques for walnut transplanting and seed renovation, which will increase the success rate for walnut transplanting by more than 94%. In order to popularize these techniques, the Company cooperates with local farmer cooperatives, through which the farmers are educated and encouraged to try the new technology. The cooperation with local farmers provides the Company with an opportunity to multiply our channels and diversify suppliers. During the fiscal year ended June 30, 2007, the Company purchased raw materials of approximately $2,200,000, or 87% of total purchase, from two major suppliers, Shaanxi Bai He Hui Gardening Co. Ltd., representing 49% of total purchase, and Shaanxi Feng Mao Trading Co., representing 38% of total purchase. The most raw materials are saplings and small trees for landscaping purpose. The Company believes that the direct cooperation with local farmer cooperatives will reduce the concentration risk due to the current small suppliers base.

Competition

The Company is subject to intensive competition in urban landscaping industry. No entity, including the Company, currently dominates the urban landscaping industry and the Company does not believe that one organization has the capability to serve the entire market. Many competitors possess greater financial, managerial and technical resources and high reputations, all of which put the Company at a competitive disadvantage. The competitors may be in a position to devote greater resources in the sales, marketing, and projects management and therefore considerably impact the Company's ability to successfully in marketing.

Government Regulation

Our landscape design, construction and maintenance projects are subject to many federal, state and local requirements relating to the protection of the environment and we use environmentally sensitive materials in our maintenance processes. For example, we employ chemical materials to treat some of our products. We believe that we operate our business in material compliance with all environmental laws and regulations, do not anticipate any material expenditure in order to meet environmental requirements and do not believe that future compliance with such laws and regulations will have a material adverse effect on our financial condition or results of operations. However, we could incur operating costs or capital expenditures in complying with more stringent environmental requirements in the future or with current requirements if they are applied to our facilities in a way we do not anticipate.

Our operations are also governed by many other laws and regulations covering our labor relationships, the zoning of our facilities, our general business practices and other matters. We believe that we are in material compliance with these laws and regulations and do not believe that future compliance with such laws and regulations will have a material adverse effect on our financial condition or results of operations.

Employees

Currently, the Company has 68 employees, 7 of which are senior management and 29 of which are specialized in floriculture, gardening, landscaping construction and maintenance. Approximately 64.7% of total employees have bachelor degrees or above.

Risk Factors

There are a number of important factors that could cause our actual results to differ materially from those that are indicated by forward-looking statements. Those factors include, without limitation, those listed below and elsewhere herein.

Changes in governmental policies could reduce demand for the Company’s services

    Most of the Company’s business is driven by governmental policies and the supports from the local government. Any changes in governmental policies regarding the funding or enforcement would have an adverse impact on the Company’s revenues. Also, reduced spending by governments may increase competition within the Company's industry which may directly affect future revenue and profits.

As a government contractor, the Company is subject to a number of procurement laws and regulations, as well as government agency audits. Any violation of these laws could result in economic harm to the Company’s operations

    The Company must comply with certain laws relating to the procurement and administration of government contracts.  These laws impact how the Company does business with government clients and can increase the cost of doing business. Government agencies as well as numerous local agencies routinely audit government contractors and their performance under specific contracts to determine if a contractor’s cost structure is compliant with applicable laws and regulations.

The Company depends on government work for a significant portion of its revenues. The Company’s inability to win or renew government contracts during procurement cycles could significantly reduce Company profits

    The Company significantly depends on government work for its revenues. An inability to win or renew government contracts would adversely affect operations and significantly reduce profits. Government contracts are typically awarded through a highly regulated procurement process. However, the state-owned companies take the priority in most government projects. In addition, some government contracts are awarded to multiple competitors, causing increased competition and downward pricing pressure. This may lead to increased pressure to control costs. If the Company cannot reduce or control costs on these contracts, losses may occur.

The use of percentage of completion method of accounting could result in a reduction or reversal of previously recorded revenues and profits.

    A portion of the Company’s revenues and profits are measured and recognized using the percentage of completion method of accounting which is discussed further in Note 2 of the Audited Consolidated Financial Statements. The use of this method results in the recognition of revenues and profits ratably over the life of a contract. The effect of revisions to revenues and estimated costs is recorded when the amounts are known or can be reasonably estimated. Such revisions could occur in any period and their effects could be material. Although the Company has historically been able to make reasonably accurate estimates of work progress, the uncertainties inherent in the estimating process make it possible for actual costs to vary from estimates in a material amount, including reductions or reversals of previously recorded revenues and profits.

We will need additional capital in the future. If additional capital is not available, we may be forced to delay or curtail the development of our product candidates.

    We project that we will need additional capital to fund operations over the next 12 months. We anticipate we will need an additional $1,500,000 in working capital during 2007 and $2,000,000 for the two years thereafter. Our requirements for additional capital could be substantial and will depend on many other factors, including:

•	payments received under future collaborative partner agreements;

•	continued progress of research and development;

•	our ability to win or renew government contracts;

•	development of marketing capabilities; and

We have no significant committed sources of additional capital. To the extent our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds to enhance our ability to win or renew the contracts. We cannot assure you that funds will be available on favorable terms, if at all. To the extent we raise additional capital through the sale of securities, the issuance of those securities could result in dilution to our stockholders. In addition, if we obtain debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for our business activities. If adequate funds are not available, we may be required to curtail significantly our development.

Our assets are located in China and its revenues are derived from its operations in China

In terms of industry regulations and policies, the economy of China has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of State-owned Land Use Rights. The granting process is typically based on government policies at the time of granting and it could be lengthy and complex. This process may adversely affect our company’s future manufacturing expansions. The Chinese government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. At present, our company’s development of research and development technologies and products is subject to approvals from the relevant government authorities in China. Such governmental approval processes are typically lengthy and complex, and never certain to be obtained.

Political and economic risks

China is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the stage of change. China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and adversely affect our performance.

Risks related to interpretation of China laws and regulations which involves significant uncertainties

China’s legal system is based on written statutes and their interpretation by the Supreme People’s Court. Prior court decisions may be cited for reference but have limited value as precedents. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. In addition, as the Chinese legal system develops, we cannot assure that changes in such laws and regulations, and their interpretation or their enforcement will not have a material adverse effect on our business operations.

Currency conversion and exchange rate volatility could adversely affect our financial condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC.

Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still subject to certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

We are a FIE to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

Since 1994, the exchange rate for Renminbi against the United States dollars has remained relatively stable, most of the time in the region of approximately RMB8.28 to US$1.00. However, in 2005, the Chinese government announced that would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar. As our operations are primarily in China, any significant revaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced.

Terms of the transaction

     On November 8, 2006, the Company and predecessor of the Company, executed a Plan of Exchange (the "Agreement"), between and among the Company, Shan Xi Lv Bao Environmental Eco Industry Management Ltd., a corporation organized and existing under the laws of the Peoples' Republic of China ("Lv Bao"), the shareholders of Lv Bao (the "Lv Bao Shareholders") and the Majority Shareholder of the Company (the "Majority Shareholder").

  Pursuant to the Agreement, on February 6, 2007, the Majority Shareholder of the Company and a related shareholder returned 844,500 shares of the Company's common stock to the treasury of the Company in exchange for total payments of $530,000 in cash and the Company issued to the Lv Bao Shareholders an amount equal to 26,000,000 new investment shares of Common Stock and 100,000 new shares of Preferred Stock of the Company pursuant to Regulation S under the Securities Act of 1933, as amended, in exchange for all of the shares of registered capital of Lv Bao. Upon completion of the exchange, Lv Bao became a wholly-owned subsidiary of the Company.

In addition, on February 14, 2007, pursuant to a Purchase Agreement, the Majority Shareholder of the Company tendered a cash purchase price of $10 and assumed certain liabilities in exchange for all outstanding shares of Dispatch Auto Parts II, Inc. ("Dispatch II"), a Florida subsidiary held by the Company. As a result of the transactions consummated at the closing, the purchase and issuance gave the Majority Shareholder a 'controlling interest' in Dispatch II, and Dispatch II was no longer a wholly-owned subsidiary of the Registrant.

Selected audited consolidated financial data

Audited Financial Summary Information for the Fiscal Years Ended June 30, 2008 and 2007

Statements of Operations (Audited)	For the fiscal year ended June 30, 2008	For the fiscal year ended June 30, 2007

Revenues	$17,607,747	$3,979,748
Cost of revenue	$12,427,672	$2,559,754
Gross profit	$5,180,075	$1,419,994
Operating expenses	$1,915,480	$632,440
Income from operations	$3,264,595	$787,554
Other income	$159,975	$155
Income tax expense	$1,189,005	$430,450
Net income	$2,030,167	$313,686
Other comprehensive income	$461,957	$128,797
Comprehensive income	$2,492,124	$442,483
Net income per common share	$0.07	$0.01

Balance Sheet (Audited)	As of June 30, 2008	As of June 30, 2007

Available cash	$6,420,881	$2,775,361
Total current assets	$9,564,690	$3,019,298
Non-current assets	$605,307	$470,960
Total Assets	$10,169,997	$3,490,258
Current liabilities	$1,630,315	$674,724
Non-current liabilities	$1,186,737	$-
Total liabilities	$2,817,052	$674,724
Minority interest	$360,081	$141,044
Stockholders’ equity	$6,992,864	$2,674,490
Total liabilities and stockholders’ equity	$10,169,997	$3,490,258

ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS.

Set forth below are the substantial interests, direct or indirect, by security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year in the matters that action was taken upon by Majority Shareholder Action as described in this Information Statement on Schedule 14C:

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF APRIL 16, 2007

Title of Class	Name & Address of Beneficial Owner (1)	Amount & Nature of Beneficial Owner	% of Class (2)
Common Stock, $.001 Par Value	Liu, Sheng Li 13 Rows 3, 1 Railway Village Xincheng Dist., Shaanxi, P.R.China	8,580,000	29.93%
Common Stock, $.001 Par Value	Ding, Hong Mei 24 Flat 5 Fuli Village 3 Textile Mill, Baqiao Dist. Shaanxi, P.R.China	1,288,820	4.50%
Common Stock, $.001 Par Value	Cai, Xiao Ying 3 Gate 3, East Railway New Village, Xincheng Dist., Shaanxi, P.R.China	2,340,000	8.16%
Common Stock, $.001 Par Value	Xie, Qing 305 Gate 4, Flat 9, Suo Luo Lane Beilin Dist., Shaanxi, P.R.China	2,340,000	8.16%
Common Stock, $.001 Par Value	All directors and executive officers as a group (five persons)	9,868,820	34.43%

Preferred Stock, $.001 Par Value	Liu, Sheng Li 13 Rows 3, 1 Railway Village Xincheng Dist., Shaanxi, P.R.China	100,000	100.00%
Preferred Stock, $.001 Par Value	All directors and executive officers as a group (five persons)	100,000	100.00%

(1) Unless stated otherwise, the business address for each person named is c/o Dispatch Auto Parts Inc.

(2) Calculated pursuant to Rule 13d-3(d) (1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by a person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. We believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by them (subject to community property laws where applicable) and except where otherwise noted.

ITEM 4. OTHER AND GENERAL INFORMATION.

Our Annual Report on Form 10-KSB, for the year ended June 30, 2007, including audited financial statements as of that date, are available on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission. Reports, proxy statements and other information filed by DPPT can be accessed electronically by means of the Security Exchange Commission's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.otcbb.com.

You can read and copy any materials that we file with the Securities Exchange Commission at the Securities Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

ITEM 5. DOCUMENTS INCORPORATED BY REFERENCE.

The Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007 is hereby incorporated by reference, which will be delivered with this Information Statement on or about October 28, 2007 to the holders of Common Stock as of the Record Date of April 16, 2007.

Exhibit

  3.1         Articles of Amendment to Articles of Incorporation *
10.1         Services Agreement with Greentree Financial Group, Inc.

* Filed previously

DISPATCH AUTO PARTS INC.

By:	/s/ Liu, Sheng Li
Liu, Sheng Li President Chairman of the Board of Director

Dated: October 21, 2008

By the order of the Board of Directors

By:	/s/ Liu, Sheng Li
Liu, Sheng Li President Chairman of the Board of Director

By:	/s/ Ma, Shun Cheng
Ma, Shun Cheng Director

By:	/s/ Ding, Hong Mei
Ding, Hong Mei Director

By:	/s/ Lu, Wei Sheng
Lu, Wei Sheng Director

By:	/s/ Tian, Wei
Tian, Wei Director